FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            "SHELL CO2 COMPANY, LTD."
                           A TEXAS LIMITED PARTNERSHIP

     THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the 5th day of March, 1998, by and between SHELL CO2 GENERAL LLC, a Delaware limited liability company, as the General Partner, and Kinder Morgan CO2, LLC, a Delaware limited liability company, and Shell CO2 LLC, a Delaware limited liability company, as the Limited Partners, pursuant to the provisions of the Texas Revised Limited Partnership Act, on the following terms and conditions:
                                    ARTICLE I
                                 THE PARTNERSHIP

     SECTION 1.1  Formation.

     The Partners hereby agree to form the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Simultaneously with the formation of the Partnership, Shell CO2 General LLC shall be admitted as a General Partner and each of the Persons whose names are set forth on Exhibit A attached hereto shall be admitted as a Limited Partner.

     SECTION 1.2  Partnership  Name.

     The name of the Partnership shall be "SHELL CO2 COMPANY, LTD.", a Texas Limited Partnership and all business of the Partnership shall be conducted in such name or such other fictitious name or d/b/a as reasonably selected by the General Partner. The General Partner may change the name of the Partnership upon ten (10) Business Days' notice to the Limited Partners, if such name change is required to comply with licensing, trademark or servicemarks of Shell Oil Company.


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     SECTION 1.3  Purpose/Powers.

     (a) The Partnership shall be the sole entity engaged in the activities described in this Section 1.3 by the Partners and their Affiliates except that the Partnership shall have only a non-exclusive right to engage in activities described in Section 1.3 (a)(iii), (a)(v) and (a)(vi), but not including the activities listed herein as exceptions or other incidental activities. The purpose of the Partnership is to engage, onshore within the Continental United States, in the acquisition and ownership of CO2 reserves or interests therein, the marketing of CO2, the exploration and production of CO2, the transportation of CO2 and other CO2 related activities, materials and services. Related activities, materials and services would include, without limitation, the following: (i) the sale, lease or marketing of CO2 from McElmo Dome, Bravo Dome, Doe Canyon or any other CO2 source that the Partnership might acquire or have marketing rights to, (ii) transporting CO2 on the pipeline assets contributed by Shell and its Affiliates and KM and its Affiliates or owned by third parties, as well as the acquisition, construction and operation of new CO2 pipelines, (iii) providing CO2 related technical consultation to third parties, (iv) marketing CO2 to third parties, including marketing at a reduced price from full cash price in exchange for working interests, royalty interests or other interests in properties producing or expected to produce CO2 , hydrocarbons or other mineral interests in properties, (v) operating CO2 projects for the Partnership or third parties, and (vi) supplying other materials or services that are typically required in CO2 projects. Notwithstanding the foregoing, the purpose of the Partnership will not include (x) the engagement in any of the business activities that are prohibited by the current terms of the existing material contractual obligations and restrictions described on Schedule 1.3(a) attached hereto, for the duration of such agreed prohibition; or (y) the engagement in business activities which would result in the Partnership generating, in any year, more than ten percent (10%) of its income from sources other than qualifying income sources as specified in Section 7704(d) of the Code or any successor provision thereto.

     (b) The Partnership  shall engage in no business other than as described in
Section 1.3 (a). Activities and assets specifically excluded from the business of the Partnership are ownership, management or operation of any currently owned or future owned (i) oil and natural gas (non-CO2)

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


exploration, production or distribution activities, except for any such activities that are incidental and de minimis to the Partnership CO2 activities or that relate to Partnership Properties that are acquired under circumstances described in Section 1.3(a)(iv), (ii) oil pipelines, (iii) natural gas liquids transportation facilities, (iv) refining, (v) refined product marketing and refined product distribution assets, (vi) chemical assets, (vii) except to the extent used for the purpose of consumption by operation of other assets owned by the Partnership, any electrical generation, cogeneration, transmission or distribution assets, (viii) gas fractionation, (ix) coal transportation, storage or marketing, or (x) any other assets or activities not relating to the purpose of the Partnership as provided in Section 1.3 (a). Furthermore, if any Partner or any Affiliate of any Partner acquires from the Partnership any CO2 (excluding CO2 reserves) for cash or other considerations consistent with those charged to non-Partners and non-Affiliates, such CO2 shall remain the sole use property of such buyer, who shall not be restricted by this Agreement from using such CO2 for any purpose including the sale, lease, recycling, redistribution or other use of such CO2.

     (c) The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Partnership and shall have without limitation, any and all powers that may be exercised on behalf of the Partnership by the General Partner pursuant to Section 1.9 and Article V.

     SECTION 1.4  Principal Place of Business.

     The principal place of business of the Partnership shall be at 200 North Dairy Ashford, P.O. Box 576, Houston, Texas 77079. The General Partner may change the principal place of business of the Partnership to any other place within or without the State of Texas upon ten (10) Business Days notice to the Limited Partners. The registered office of the Partnership in the State of Texas is located at United States Corporation Company, 800 Brazos, Suite 330, Austin, Texas 78701-2507 .



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


     SECTION 1.5  Term.

     The term of the Partnership shall commence on the date the certificate of limited partnership described in Section ss. 201 of the Act (the "Certificate") is filed in the office of the Secretary of State of Texas in accordance with the Act and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in
Article XII. Prior to the time that the Certificate is filed, no Person shall represent to third parties the existence of the Partnership or hold himself out as a Partner.

     SECTION 1.6  Filings; Agent for Service of Process.

     (a) The General Partner shall cause the Certificate to be filed in the office of the Secretary of State of Texas in accordance with the provisions of the Act. The General Partner shall take any and all other actions, including without limitation the filing of amendments to the Certificate or new certificates, necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Texas or any other states or jurisdictions in which the Partnership is engaged in business. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments may be executed by any General Partner or by any Person designated in the amendment as a new General Partner. The General Partner shall cause a certified copy of the Certificate and any amendments thereto to be recorded in the office of the county recorder in every county in Texas in which the Partnership owns real property.

     (b) The registered agent for service of process on the Partnership in the State of Texas shall be United States Corporation Company or any successor as appointed by the General Partner in accordance with the Act.

     (c) Upon the dissolution and completion of the winding up and liquidation of the Partnership, the Liquidator shall promptly execute and cause to be filed certificates of cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the Liquidator deems such filing necessary or advisable.

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     SECTION 1.7  Title to Partnership Property.

     All Partnership Property shall be owned by the Partnership as an entity and no Partner shall have any ownership interest in such Partnership Property in its individual name or right, and each Partner's interest in the Partnership shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Partnership shall hold all of its Partnership Property in the name of the Partnership and not in the name of any Partner.

     SECTION 1.8  Payments of Individual Obligations.

     The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be Transferred or encumbered by the Partnership for or in payment of any individual obligation of any Partner.

     SECTION 1.9 Independent Activities; Transactions With Affiliates.

     (a) The General Partner shall be authorized to conduct such other business as does not interfere with the performance of its duties and obligations as General Partner. The General Partner agrees to act as the general partner of the Partnership and to undertake activities that are ancillary or related thereto.

     (b) Each Partner acknowledges that except as provided in Sections 1.3(a) and 1.9(c), the other Partners and their Affiliates are free to engage or invest in an unlimited number of activities or businesses, any one or more of which may be related to the activities or businesses of the Partnership, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner and neither this Agreement nor any activity undertaken pursuant to this Agreement shall prevent any Partner from engaging in such activities, or require any Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Partner, each Partner hereby waives, relinquishes, and renounces any such right or claim of participation.


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


     (c) Pursuant to the terms of the Master Agreement, KM and Shell and their respective Affiliates are required to transfer to the Partnership, all of their right, title, and interest in the various assets, projects and/or business opportunities described in each Partner's respective General Conveyance, Assignment and Bill of Sale Agreement; except that Shell and its Affiliates are not required now or in the future to transfer to the Partnership any of the assets, projects and/or business opportunities that are described in Schedule 1.9(c) or any other business or activity not related to the business of the Partnership or reasonable future expansions or extensions of such businesses or activities (collectively, the "Excluded Ventures"). Notwithstanding any contrary provision in this Agreement during the period that KM or Shell or any of their Affiliates is a Partner, the Partnership shall have for 30 days after notice the preferential first right over any Partner or their Affiliates, to own, acquire, develop or otherwise exploit assets, projects and/or business opportunities (including minority interests and non-controlling interests) with respect to the acquisition of assets or properties to be used primarily for a business purpose within the scope of the business purpose of this Partnership except as provided in Sections 1.3 (a)(iii), (v) and (vi); provided, however, that nothing in this Agreement will restrict the Excluded Ventures, as to current or future activities, from owning, acquiring, developing or exploiting assets, projects and/or business opportunities of the type described in Schedule 1.9(c) in accordance with the current terms of the existing contractual arrangements identified in Schedule 1.9(c) and reasonable extensions or expansions thereof and provided that each Partner shall use its reasonable commercial efforts to conduct its activities so as not to frustrate or interfere with the business purpose of the Partnership. This provision does not preclude charitable foundations sponsored by KM or Shell or their Affiliates from receiving or holding non-operated property rights involved with activities described in
Section 1.3(a); provided, however, that no such transfers shall be made by the Partnership to such charitable foundations. If KM or Shell or their respective Affiliates acquires operating or actual control of another entity or assets of another entity with CO2 related assets (e.g., pipelines and/or CO2 source fields--excluding any oil and/or natural gas producing property even if such property is under CO2 injection), the acquiring company, to the extent permissible by existing legal or contractual obligations or restrictions, shall offer to sell or to contribute to the Partnership the equity or assets acquired, to the extent the equity or assets are related to the activities described in
Section 1.3(a) (subject to associated liabilities). In exchange for such equity or assets, the acquiring company shall receive an additional GP Interest or LP Interest, as the case may be, having a value equal to the cost

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


to the acquiring company of such equity or asset sold or contributed to the Partnership. The cost to the acquiring company shall equal (i) the price paid by the acquiring company for the equity or asset if the price was separately stated or agreed between the acquiring company and the seller or (ii) the fair market value of the CO2 related equity or assets if the price paid by the acquiring company is not separately stated or the acquisition was part of an exploration, production or other business arrangement that included exchanges or trades of economic interests in mineral properties.

     (d) To the extent permitted by applicable law and except as otherwise provided in this Agreement, including Sections 1.9, 5.3 and 5.6 (c), the General Partner, when acting on behalf of the Partnership, is hereby authorized to purchase property from, sell property to, or otherwise deal with any Partner, acting on its own behalf, or any Affiliate of any Partner, provided that any such purchase, sale or other transaction shall be in the ordinary course of the Partnership's business and shall be made on terms and conditions which are no less favorable to the Partnership than if the sale, purchase, or other transaction had been entered into with an independent third party.

     (e) Except as otherwise provided in Section 5.3, each Partner and any Affiliate thereof may also lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Partnership and, subject to other applicable law, has the same rights and obligations with respect thereto as a Person who is not a Partner, provided that, if a Partner acts as surety, guarantor, or endorser for a Partnership obligation, the Partnership shall enter into a separate agreement with such Partner, with such agreement to be made on terms and conditions commercially reasonable taking into consideration all relevant facts and circumstances from time to time during the term of any such agreement of financial guaranty or other financial support. The existence of these relationships and acting in such capacities will not result in the Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of the Limited Partners.

     (f) The General Partner shall dispose of any assets or operations that are inconsistent with the purposes of Section 1.3. Such disposition shall be made as soon as practical consistent

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


with obtaining reasonable value for such assets and operations. Such disposition may be made to a Partner upon approval of all the remaining Partners.

     SECTION 1.10  Definitions.

     Capitalized words and phrases used in this Agreement have the following meanings:

     "Act" means the Texas Revised Limited Partnership Act, as amended, modified or supplemented from time to time (or any corresponding provisions of succeeding law).

     "Adjusted Capital Account Deficit" means, with respect to any General Partner or Interest Holder, the deficit balance, if any, in such Interest Holder's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

         (i) Credit to such Capital Account any amounts which such General Partner or Interest Holder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     "Adjusted Capital Contributions" means, as of any day, a General Partner's or Interest Holder's Capital Contributions adjusted as follows:

         (i) Increased by the amount of any Partnership liabilities that are assumed by the General Partner or an Interest Holder or are secured by any Partnership Property distributed to such Interest Holder;

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


         (ii) Increased by any amounts actually paid by the General Partner or an Interest Holder to any Partnership lender pursuant to the terms of any Assumption Agreement; and

         (iii) Reduced by the amount of cash and the Gross Asset Value of any Partnership Property distributed to the General Partner or an Interest Holder and the amount of any liabilities of the General Partner or an Interest Holder assumed by the Partnership or which are secured by any property contributed by the General Partner or an Interest Holder to the Partnership. In the event the General Partner or any Interest Holder transfers all or any portion of its Interest in accordance with the terms of this Agreement, his transferee shall succeed to the Adjusted Capital Contribution of the transferor to the extent it relates to the transferred Interest.

     "Affiliate" means any Person directly or indirectly controlling, controlled by or under common control with another Person; and for this purpose, "control", "controlling", and "controlled by" shall mean the ownership or control of a Controlling Interest, but in each case, only for so long as such ownership or control shall continue; and a "Controlling Interest" shall mean the legal or beneficial ownership of fifty percent (50%) or more of the outstanding voting stock or interest in capital or profits of any Person, or the right to direct or control the management or affairs of any Person by contract or similar arrangement; provided that a partnership shall be an Affiliate of each of its general partners and provided however that any shareholder of Shell Oil Company shall not be an Affiliate for purposes of this definition.

     "Agreement" or "Partnership Agreement" means this First Amended and Restated Agreement of Limited Partnership, as amended from time to time.

     "Allocation Year" means the period commencing on January 1 and ending on the following December 31, or any portion of such period for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss or deduction pursuant to Article III.

     "Assumption Agreement" means any agreement among the Partnership, any of the Partners, and any Person to whom the Partnership is indebted pursuant to a loan agreement, any seller financing with respect to an installment sale, a reimbursement agreement, or any other arrangement

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


(collectively referred to as a "loan" for purposes of this Agreement) pursuant to which any Partner expressly assumes any personal liability with respect to such loan. The amount of any such loan shall be treated as assumed by the Partners for all purposes under this Agreement in the proportions set forth in such Assumption Agreement and their respective amounts so assumed shall be credited to their respective Capital Accounts pursuant to subparagraph (i) of the definition of "Capital Account." To the extent such loan is repaid by the Partnership or is assumed by a third party or such Partner is released from the obligation to make repayment, the Partners' Capital Accounts shall be debited with their respective shares of the repayments, assumptions or releases pursuant to subparagraph (ii) of the definition of "Capital Account" (including any such repayments, assumptions or releases occurring subsequent to liquidation of the Partnership, in which event the Partners' respective share of liquidating distributions shall be recomputed and adjusted as appropriate). To the extent such loan is repaid by some or all of the Partners from their own funds, there shall be no adjustments to their Capital Accounts.

     "Available Cash From Operations" means the gross cash proceeds from Partnership operations, including sales and dispositions of Property in the ordinary course of business but excluding any cash contributed by the Partners as an initial or subsequent Capital Contribution, less the portion thereof used to pay, or to establish reserves for payment of, all Partnership expenses, debt payments, expenditures, replacements, and contingencies, all as determined by the General Partner; provided, however that any amounts deducted from gross cash proceeds as reserves for expenditures shall be limited to amounts reasonably related to expenditures for activities included in the Operating Budget; and provided, that expenditures deducted from gross cash proceeds shall not include the first $25,000,000 of Capital Maintenance Expenditures made by the Partnership or any expenditures for Capital Additions and Improvements. Where expenditures are made in part for Capital Additions and Improvements and in part for other purposes, the General Partner's good faith allocation of such expenditure between the portion made for Capital Additions and Improvements and the portion made for other purposes shall be conclusive. "Available Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition and the definition of "Available Cash from Sales or Refinancings."

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     "Available  Cash From Sales or  Refinancings"  means the net cash  proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of Partnership Property, less any portion thereof used to establish reserves, (in amounts reasonably related to expenditures for activities included in the Operating Budget) all as determined by the General Partner. "Available Cash From Sales or Refinancings" shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with sales and other dispositions (other than in the ordinary course of business) of Partnership Property.

     "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to any Person, (a)(i) the inability of such Person generally to pay its debts as such debts become due, (ii) the failure of such Person generally to pay its debts as such debts become due, or (iii) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or (c) action taken by such Person to authorize any of the actions set forth above. An "Involuntary
Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within sixty (60) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within

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sixty  (60)  days.  It is the  intent of the  Partners  that  these  definitions supersede those set forth in Section ss. 1.01 of the Act.

     "Business Day" means a day of the year on which banks are not required or authorized to close in Houston, Texas.

     "Capital Account" means, with respect to any General Partner or Interest Holder, the Capital Account maintained for such Person in accordance with the following provisions:

         (i) To each Person's Capital Account there shall be credited such Person's Capital Contributions, such Person's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 or Section 3.4, and the amount of any Partnership liabilities assumed by such Person or which are secured by any Property distributed to such Person.

         (ii) To each Person's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 or Section 3.4, and the amount of any liabilities of such Person assumed by the Partnership or which are secured by any property contributed by such Person to the Partnership.

         (iii) In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) and the definition of "Adjusted Capital Contributions," there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be

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


interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the Partnership, General Partner, or Interest Holders), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that, to the extent any such modification would have a material adverse effect on any Limited Partner (in either timing of receipt or amounts to be distributed or the character or amount of taxable income recognized by the Limited Partner), such modification shall require the consent of such Limited Partner. The General Partner also shall (i) make adjustments that are necessary to maintain equality between the Capital Accounts of the General Partner and Interest Holders and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b), provided that, to the extent that any such adjustment is inconsistent with other provisions of this Agreement and would have a material adverse effect on any Limited Partner, such adjustment shall require the consent of such Limited Partner.

     "Capital Additions and Improvements" shall mean expenditures for new items, projects or other assets or programs that are made with the plan to improve efficiency of Partnership operations or assets, reduce Partnership costs or to increase the CO2 reserves, the pipeline or other physical capacity of CO2 delivery systems, or otherwise to increase the deliverability of CO2 or related services (whether in the form of acquisition or construction of additions or improvements). Where expenditures are made in part in respect of Capital Additions and Improvements and in part for other purposes, the General Partner's good faith allocation thereof between the portion made for Capital Additions and Improvements and the portion made for other purposes shall be conclusive.

     "Capital Contributions" means, with respect to any General Partner or Interest Holder, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Person (or its predecessors in interest) with respect to the interest in the Partnership held by such Person. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or a Person related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Person until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

     "Capital Maintenance Expenditures" shall mean those expenditures that are not Capital Additions and Improvements and that relate to improving the efficiency or lowering the cost of operations or maintaining (and that are not designed to expand) the existing capacity, deliverability, production or reserves of the Partnership (whether in the form of acquisition or construction of additions or improvements). Where expenditures are made in part in respect of Capital Maintenance Expenditures and in part for other purposes, the General Partner's good faith allocation thereof between the portion made for Capital Maintenance Expenditures and the portion made for other purposes shall be conclusive.

     "Certificate" has the meaning set forth in Section 1.5.

     "Code" means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time (or any corresponding provisions of succeeding law and any regulations thereunder).

     "Depreciation" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner and consistent with the provisions of this Agreement.

     "Distribution Imbalance Amount" means with respect to each Partner the difference between (i) the Net Present Value, of all distributions actually made to such Partner for the first sixteen Fiscal Quarters (including the Initial Adjustment Amount) and (ii) the Net Present Value, of such Partner's Interest (computed from time to time) multiplied by the total of all distributions (including the Initial Adjustment Amounts) made to all Partners for the first sixteen Fiscal Quarters of the Partnership. For purposes of computing both (i) and (ii) and any computation at any time of a Distribution Imbalance Amount or Distribution Imbalance Distribution, the Initial Adjustment Amount of each Partner shall be treated as if it had been received by such Partner as a distribution made on the date of the first distribution made by the Partnership to any Partner. A Partner will be deemed to have a "Positive Distribution
Imbalance" to the extent (i) exceeds (ii) and a "Negative Distribution Imbalance" to the extent (ii) exceeds (i).

     "Distribution Imbalance Distributions" means the quarterly distributions made to any Partner during Fiscal Quarters seventeen through twenty-four in order to eliminate a Negative Distribution Imbalance for such Partner. To the extent of applicable Available Cash From Operations, each quarterly Distribution Imbalance Distribution during Fiscal Quarters seventeen through twenty-three shall equal one eighth of such Partner's Negative Distribution Imbalance computed as of the beginning of the seventeenth quarter. The Distribution Imbalance Distribution for the twenty-fourth Fiscal Quarter shall be computed as the amount necessary to be distributed so as to cause (i) the Net Present Value, of all distributions actually made to such Partner for the first twenty-four Fiscal Quarters to equal (ii) the Net Present Value, of such Partner's Interest (computed from time to time) multiplied by the total of all distributions made to all Partners for the first twenty-four Fiscal Quarters of the Partnership.

     "Environmental Claim" means any and all claims, demands, losses, liabilities, judgments, settlements, suits, causes of action or proceedings for the personal injury, disease or death of any person (including, without limitation, the indemnifying Party's directors, officers, employees, agents and representatives), damage to, loss or destruction of any property, real or personal (including, without limitation, the indemnifying Party's property), damage to the environment, or damage to natural resources made, asserted or prosecuted by or on behalf of any Third Party (whether based on any theory of tort (including, but not limited to negligent acts or omissions), contract, statutory liability, or strict liability without fault or otherwise) which Arise or are alleged to Arise under any Environmental Law. Environmental Claim includes any damages, settlement amounts, fines and penalties assessed or costs of complying with any orders or decrees of courts, administrative tribunals or other governmental entities (other than those compliance costs related to Environmental Cleanup Liability) associated with resolving such claims, demands, actions, suits or proceedings and any costs, expenses and fees, including, without limitation, reasonable attorneys' fees and legal costs, incurred in the investigation, defense and resolution of such claims, demands, actions, suits and proceedings.

     "Environmental Cleanup Liability" means any and all costs or expenses of any nature whatsoever incurred in order to comply with the provisions of any Environmental Law or the provisions of any order or decree of any court or administrative or regulatory tribunal or agency enforcing any Environmental Law, to contain, remove, remedy, respond to, clean up, or abate any Release of Chemical Substances or other contamination or pollution of the air, surface water, groundwater, land surface or subsurface strata related to the operation, use, possession, maintenance, ownership or abandonment of the Shell Assigned Assets, the KM Assigned Assets or the Partnership Assets, as applicable, whether such Release, contamination or pollution is located on, within, under or above real property included in such assets ("on site") or is located off site, including, but not limited to, any Release of Chemical Substances or other contamination or pollution arising out of or resulting from the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, or on site or off site use, treatment, handling, storage, disposal, or transportation of any Chemical Substances. Environmental Cleanup Liability includes, without limitation, any judgments, damages, settlements, costs or expenses (including, without limitation, attorneys', consultants' and experts' fees and expenses) incurred with respect to (i) any investigation, study, assessment, legal representation, cost recovery by a governmental agency or Third Party, or monitoring or testing in connection therewith, (ii) either the Shell Assigned Assets, the KM Assigned Assets or the Partnership Assets, as applicable, as a result of actions or measures necessary to implement or effectuate any such containment, removal, investigation, remediation, response, cleanup or abatement, and (iii) the resolution of such liabilities.

     "Environmental Laws" means all statutes, rules, regulations, controlling judicial decisions or legal requirements relating to or regulating the pollution, protection or cleanup of the environment or damage to or remediation of damage to real property and natural resources (including, but not limited to, ambient air, surface water, groundwater, and land surface or subsurface strata) including, without limitation, legal requirements contained in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended (CERCLA); the Resources Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq., as amended (RCRA); the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, as amended (SARA); the Clean Air Act, 42 U.S.C. ss. 7401, et seq., as amended; the Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 et seq., as amended; the National Environmental Policy Act, 42 U.S.C. ss. 4321, et seq., as amended (NEPA); and the Safe Drinking Water Act, 42 U.S.C. ss. 300 j-l, et seq., as amended; and/or any other federal, state or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to the pollution, protection or cleanup of the environment as specified above. "Environmental Laws" shall also mean the Toxic Substance Control Act, 25 U.S.C. ss. 1502, et seq., as amended (TSCA) and/or any other federal, state (including, without limitation, laws with respect to trespass, nuisance and other torts or similar legal theories which may be applied to establish liability or responsibility for Environmental Cleanup Liability or Environmental Claims) or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to the following (solely as they pertain to the pollution, protection or cleanup of the environment or environmental damage to or remediation of environmental damage to real property and natural resources including, but not limited to, ambient air, surface water, groundwater, and land surface or subsurface strata): (i) release, containment, management, use, storage, disposal, removal, remediation, response, cleanup or abatement of any sort of Chemical Substances, including, without limitation, asbestos, asbestos-containing materials and/or polychlorinated biphenyls; (ii) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, disposal or transportation of any Chemical Substances; (iii) exposure of persons, including employees of the parties hereto, to any Chemical Substances and other occupational safety or health matters; or (iv) the physical structure or condition of a building, facility, fixture or other structure.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

     "Excluded  Ventures"  has the  meaning  set  forth  in
Section 1.9(c).

     "Expenses" means any and all judgments, damages or penalties with respect to, or amounts paid in settlement of, claims (including, but not limited to negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, or suits; and any and all taxes (including, without limitation, taxes on any indemnification payments and including interest, additions to tax and penalties), liabilities, obligations, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses).

     "Fair Value" means (i) a fair market value agreed to between the Partners having an interest in such determination of the value of an asset or Interest or
(ii) if, within thirty (30) days of a written request of one Partner, no agreement can be reached by such Partners, the Fair Value shall be determined as the "Appraised Value" of such asset or Interest using the persons, methods and procedures set out in Section 13.3.

     "First Quarter" means the period commencing the date of this Agreement and ending on March 31, 1998.

     "Fiscal Quarter" means (i) the period commencing on the date of this Agreement and ending on March 31, 1998 and (ii) each subsequent three (3) month period commencing on each of January 1, April 1, July 1 and October 1, provided that the last Fiscal Quarter shall end on the date on which all Partnership Property is distributed pursuant to Section 12.2 and the Certificate has been canceled pursuant to the Act.

     "Fiscal Year" means each period commencing on January 1 and ending on the earlier to occur of (i) the following December 31, or (ii) the date on which all Partnership Property is distributed pursuant to Section 12.2 and the Certificate has been canceled pursuant to the Act.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

     "General Partner" means any Person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement. "General Partners" means all such Persons.

     "GP Interest" means an ownership interest in the Partnership representing a Capital Contribution by a General Partner pursuant to Section 2.1 or 2.3, including any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. The amount (as computed from time to time) of the GP Interest shall equal the quotient determined by dividing (a) the sum of the General Partner's total (i) initial Capital Contribution and (ii) Mandatory Capital Contributions, other than Mandatory Capital Contributions required by Section 2.4 (f), by (b) the sum of the total (i) initial Capital Contributions and (ii) Mandatory Capital Contributions, other than Mandatory Capital Contributions required by Section
2.4 (f), of all Partners. If all Partners have made a Voluntary Capital Contribution, the amount of the General Partner's Voluntary Capital Contribution shall be added to (a) above and the amount of the Voluntary Capital Contributions of all Partners shall be added to (b) above. If less than all Partners have made a Voluntary Capital Contribution, the project funded by such Voluntary Capital Contribution shall be accounted for as a separate activity of the Partnership as provided in Section 2.3. For purposes of computing the Interests as of the date of this Agreement, the Partners have agreed that notwithstanding the exact dollar value ascribed to each asset contributed that the relative interests of KM and Shell shall be computed to the nearest whole percentage, as reflected on Exhibit A. For purposes of computing the Interests from time to time after the date of this Agreement, the Partners have agreed that notwithstanding the exact dollar value ascribed to each asset contributed that the relative interests of

KM and Shell shall be computed to the nearest seven decimal points and rounded to the nearest six decimal points rather than to the nearest whole percentage.

     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner;

         (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a General Partner or Interest Holder of more than a de minimis amount of Property as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(A) and (B) above shall only be made if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the General Partner and Interest Holders in the Partnership and if any determination in an amount greater than $5,000,000 during any Allocation Year is approved by the Majority of the Limited Partners that are not Affiliates of the General Partner;

         (iii) The Gross Asset Value of any Partnership asset distributed to any General Partner or Interest Holder shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is a General Partner and if the fair market value is greater than $25,000,000, the determination of the fair market value of the distributed asset shall require the consent of a Majority of the Limited Partners that are not Affiliates of the General Partner; and

         (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" in Section 1.10 or Section 3.3(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the General Partner determines that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (i), (ii), or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses. For purposes of this definition of Gross Asset Value, a Capital Contribution or distribution shall be considered de minimis if its value is less than $25,000;

     "Hazardous Material" shall mean any substance now or hereafter defined as a "Hazardous Substance" or a "Hazardous Waste" under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. ss. 9601, as amended, or the Resource Conservation and Recovery Act, 42 U.S.C.A. ss. 6901.

     "Indebtedness" of a Person means (i) any indebtedness for borrowed money or deferred purchase price of property as evidenced by a note, bond, or other instrument, (ii) obligations to pay money as lessee under capital leases, (iii) to the extent of the fair market value of any asset owned or held by such Person, obligations secured by any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind existing on such asset whether or not such Person has assumed or become liable for the obligations secured thereby,
(iv) any obligation under any interest rate swap agreement (the amount of such obligation shall be deemed to be the amount that would be required to be paid by such Person to sell, unwind or terminate the swap transaction), (v) obligations under accounts payable, and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii),
(iii), (iv) and (v) above, provided that Indebtedness shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Partnership's business and are not delinquent or are being contested in good faith by appropriate proceedings.

     "Indemnitee" has the meaning set forth in Section 5.5(h)(i).

     "Indemnitor" has the meaning set forth in Section 5.5(h)(i).

     "Initial Adjustment Amount" means the amount computed, in accordance with the procedures provided in Exhibit B, by each Partner with respect to the economic results of operations of the assets contributed by it to the Partnership during the period beginning January 1, 1998 until the date of execution of this Agreement.

     "Interest" means a GP Interest, an LP Interest or both as the context requires.

     "Interest Holder" means any Person who holds an LP Interest, regardless of whether such Person has been admitted to the Partnership as a Partner. "Interest Holders" means all such Persons.

     "Involuntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy".

     "Issuance Items" has the meaning set forth in Section 3.3(i).

     "KM" means Kinder Morgan CO2, LLC, a Delaware limited liability company, that serves as a limited partner to this Partnership.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code

(as in effect from time to time in the relevant jurisdiction), or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Limited Partner" means any Person (i) whose name is set forth on Exhibit A attached hereto or who has become a Limited Partner pursuant to the terms of this Agreement, and (ii) who holds an LP Interest. "Limited Partners" means all such Persons. All references in this Agreement to a majority or a specified percentage of the Limited Partners shall mean Limited Partners whose combined LP Interests represent more than fifty percent (50%) or such specified percentage, respectively, of the LP Interests then held by all Limited Partners (or by the Limited Partners required to approve or provide consent to any matter).

     "Liquidating Event" has the meaning set forth in Section 12.1.

     "Liquidator" has the meaning set forth in Section 12.8.

     "Losses" has the meaning set forth in the definition of "Profits" and "Losses".

     "LP Interest" means an ownership interest in the Partnership representing a Capital Contribution by a Limited Partner pursuant to Section 2.2 or 2.3, including any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. The amount (as computed from time to time) of each Interest Holder's LP Interest shall equal the quotient determined by dividing (a) the sum of the Interest Holder's total
(i) initial Capital Contribution and (ii) Mandatory Capital Contributions, other than Mandatory Capital Contributions required by Section 2.4 (f), by (b) the sum of the total (i) initial Capital Contributions and (ii) Mandatory Capital Contributions, other than Mandatory Capital Contributions required by Section
2.4 (f), of all Partners. If all Partners have made a Voluntary Capital Contribution, the amount of the Interest Holder's Voluntary Capital Contribution shall be added to (a) above and the amount of the Voluntary Capital Contributions of all Partners shall be added to (b) above. If less than all Partners have made a Voluntary Capital Contribution, the project funded by such Voluntary Capital Contribution shall be accounted for as a separate activity of the Partnership as provided in Section

2.3. For purposes of computing the Interests as of the date of this Agreement, the Partners have agreed that notwithstanding the exact dollar value ascribed to each asset contributed that the relative interests of KM and Shell shall be computed to the nearest whole percentage, as reflected on Exhibit A. For purposes of computing the Interests from time to time after the date of this Agreement, the Partners have agreed that notwithstanding the exact dollar value ascribed to each asset contributed that the relative interests of KM and Shell shall be computed to the nearest seven decimal points and rounded to the nearest six decimal points rather than to the nearest whole percentage.

     "Majority" when used in the context of Limited Partners' approval or action shall mean majority of the LP Interests held by all Limited Partners entitled to approve or act on such matter. "Majority" when used in the context of Partners' approval or action shall mean majority of the GP Interest held by the General Partner and the LP Interests held by all Limited Partners entitled to approve or act on such matter.

     "Master Agreement" shall mean that certain Master Agreement between SHELL WESTERN E & P INC., a Delaware corporation ("SWEPI"), Shell Western Pipelines, Inc., a Delaware corporation, Shell Cortez Pipeline Company, a Delaware corporation, Shell CO2 LLC, a Delaware limited liability company, Shell CO2 General LLC, a Delaware limited liability company, and Shell Land & Energy Company, a Delaware corporation, Kinder Morgan Operating L.P. "A", a Delaware limited partnership ("KM") and Kinder Morgan CO2, LLC, a Delaware limited liability company.

     "Material  Adverse  Effect" with respect to the General  Partner shall mean
(i) a material adverse effect on the business, operations, properties, or condition (financial or otherwise) of the Partnership, (ii) a material adverse effect on the ability of the Partnership or the General Partner to perform its obligations hereunder or under the agreements referred to herein to which they are a party, or (iii) the invalidity or unenforceability of this Agreement or such other agreements or an assertion by the Partnership, or any such General Partner that this Agreement or such other agreement is invalid or unenforceable or has an adverse effect on the rights or remedies of the Limited Partners under this Agreement or such other agreements. "Material Adverse Effect" with respect to each Limited Partner shall mean (i) a material adverse effect on the business, operations, properties, or condition (financial or otherwise) of such Limited Partner, (ii) a material adverse effect on the ability of such Limited Partner to perform its obligations hereunder and under the agreements referred to herein to which it is a party or (iii) the invalidity or unenforceability of this Agreement or such other agreements or an assertion by such Limited Partner that this Agreement or such other agreement is invalid or unenforceable or an adverse effect on the rights or remedies of the General Partner under this Agreement or such other agreement.

     "Net Present Value" shall mean the net present value computed as of January 1, 1998, using a discount rate of ten percent (10%) per annum, except that for purposes of Section 13.3 (c) Net Present Value shall be computed using the discount rate described in Section 13.3 (c).

     "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

     "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

     "Operating Budget" shall mean the Partnership's most recently approved Operating Budget as provided in Section 5.4(f).

     "Partner Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" set forth in Section 1.704-2(b)(4) of the Regulations.

     "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

     "Partner Nonrecourse Deductions" has the same meaning as the term "partner" nonrecourse deductions" set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

     "Partners" means all General Partners and all Limited Partners, where no distinction is required by the context in which the term is used herein. "Partner" means any one of the Partners.

     "Partnership" means the partnership governed by the terms of this Agreement and the partnership continuing the business of this Partnership pursuant to
Section 12.1 in the event of dissolution as herein provided.

     "Partnership   Minimum   Gain"  has  the  meaning  set  forth  in  Sections
1.704-2(b)(2) and 1.704-2(d) of the Regulations.

     "Partnership Property" means all real and personal property owned by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

     "Permitted Transfer" has the meaning set forth in Section 9.2.

     "Person" means any individual, partnership (whether general or limited and whether domestic or foreign), limited liability company, corporation, trust, estate, association, custodian, nominee or other entity.

     "Priority Distribution" means an amount to be distributed to KM, in its capacity as a Limited Partner, during the first four Fiscal Years and that is equal to the lesser of (i) the Available Cash From Operations for the subject Fiscal Year or (ii) $14,500,000. The Priority Distribution shall be cumulative from Fiscal Quarter to Fiscal Quarter (at a rate of $3,625,000 per Fiscal Quarter) during each Fiscal Year but shall not be cumulative from Fiscal Year to Fiscal Year. The computation of the amount of any Priority Distributions to be made during any Fiscal Quarter shall take into account, and shall include to the extent of Available Cash From Operations for such Fiscal Quarter, the amount, if any, by which $3,625,000 exceeded the amount of actual Priority Distributions for any earlier Fiscal Quarters during such Fiscal Year; provided however that if Available Cash From Operations for the subject Fiscal Year is at least $14,500,000, the distribution to KM for the fourth Fiscal Quarter (regardless of the amount, if any, of Available Cash From

Operations for the fourth Fiscal Quarter) shall equal $14,500,000 less the total Priority Distributions paid to KM with respect to the first, second and third Fiscal Quarters. The computation of the amount of any Priority Distributions to be made during any Fiscal Year shall not take into account the amount, if any, by which $14,500,000 exceeded the amount of actual Priority Distributions for any earlier Fiscal Year. Notwithstanding the foregoing, the Priority Distribution to KM with respect to the First Quarter shall be in an amount equal to $3,625,000 less the amount of KM's Initial Adjustment Amount.

     "Profits" and "Losses" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

         (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

         (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

         (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the

Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

         (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of "Depreciation";

         (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's or Interest Holder's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

         (vii) Any items which are specially allocated pursuant to Section 3.3 or Section 3.4 shall not be taken into account in computing Profits or Losses. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

     "Purchaser" means any Partner acquiring the Interest of another Partner under the terms of Article XIII shall be defined as a Purchaser.

     "Reconstitution  Period"  has the meaning set forth in
Section 12.1.

     "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended, modified or supplemented from time to time (including corresponding provisions of succeeding regulations).

     "Regulatory Allocations" has the meaning set forth in Section 3.4.

     "Shell" means Shell CO2 General LLC and Shell CO2 LLC.

     "Shell CO2 General LLC" means Shell CO2 General LLC, a Delaware limited liability company that serves as a general partner to this Partnership.

     "Shell CO2 LLC" means Shell CO2 LLC, a Delaware limited liability company that serves as a limited partner to this Partnership.

     "Shell Oil Company" means Shell Oil Company, a Delaware corporation.

     "Tax Matters Partner" has the meaning set forth in Section 7.3(a).

     "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, or otherwise dispose of.

     "Voluntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy".

     SECTION 1.11  Other Terms.

     Unless the context shall require otherwise:

     (a) Words importing the singular number or plural number shall include the plural number and singular number respectively;

     (b) Words importing the masculine gender shall include the feminine and neuter genders and vice versa;

     (c) Reference to "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation;" and

     (d) Reference in this Agreement to "herein," "hereby" or "hereunder", or any similar formulation, shall be deemed to refer to this Agreement as a whole, including the Exhibits.

                                   ARTICLE II
                         PARTNER'S CAPITAL CONTRIBUTIONS

     SECTION 2.1  General Partner.

     The General Partner or its Affiliates shall contribute, or cause to be contributed on its behalf, all of its right, title and interest in and to the assets as provided in the Master Agreement, including those listed on the General Conveyance, Assignment and Bill of Sale Agreement executed by the General Partner or its Affiliates, which assets shall be free and clear of all liens and encumbrances, except for rights of way, easements, and other similar matters and for liens for taxes and assessments that are not delinquent or are being contested in good faith.

      SECTION 2.2  Limited Partners.

     Each of the Limited Partners shall, contribute, or cause to be contributed on its behalf, all of its right, title and interest in and to the assets as provided in the Master Agreement, including those listed on the General
Conveyance, Assignment and Bill of Sale Agreement executed by each Limited Partner or its Affiliates, which assets shall be free and clear of all liens and encumbrances, except for rights of way, easements, and other similar matters and for liens for taxes and assessments that are not delinquent or are being contested in good faith.


     SECTION 2.3  Additional Capital Contributions.

     (a) From time to time the General Partner is authorized to make requests for additional Capital Contributions from the Partners (i) to fund all or any portion of any one or more Capital Additions and Improvements in an amounts up to $5,000,000 in the aggregate for each discrete

Capital Addition and Improvement project and (ii) to recoup from a Partner its Positive Distribution Imbalance Amount as described in Section 2.4 (f) ("Mandatory Capital Contributions"). Capital Maintenance Expenditures shall be paid from cash otherwise available from Partnership operations or asset sales or financings. Each Partner shall be obligated to the Partnership to contribute to the Partnership its share of each Mandatory Capital Contribution in the manner and at the time called by the General Partner, upon at least thirty (30) days' prior written notice. Any Partner that fails to contribute its share of a Mandatory Capital Contribution shall be deemed a Defaulted Partner with respect to its share of such Mandatory Capital Contribution and any additional Partnership expenses caused by such default including attorneys fees, costs, interest on funds used in substitution for such Defaulted Partners' Capital Contribution and other reasonable fees and expenses (with all such amounts in the aggregate referred to as "Defaulted Mandatory Amount"). The Partnership shall be authorized to withhold all distributions of cash or other property to such Defaulting Partner, until the total amount of such distributions shall equal the Defaulted Mandatory Amount. In addition to any remedy granted in this Agreement, the Partnership is authorized to seek any additional remedy at law or in equity with respect to the unpaid Defaulted Mandatory Amount.

     (b) From time to time the General Partner is authorized to make requests for additional capital contributions from the Partners to fund all or any portion of any one or more Capital Additions and Improvements in an amount in excess of $5,000,000 in the aggregate for each discrete Capital Addition and Improvement project ("Voluntary Capital Contributions"). Each Partner shall have the right to consent or withhold consent from participation in such Voluntary Capital Contribution. Only those Partners consenting to and paying their full share of a Voluntary Capital Contribution shall participate in the project or activity funded with the proceeds of such Voluntary Capital Contribution or any future Voluntary Capital Contribution for operation, development, expansion or otherwise related to such project. Upon presentation of any request for a Voluntary Capital Contribution the General Partner shall present to the other Partners a description of the project or activity to be funded with such Voluntary Capital Contribution and a description of the manner in which the Partnership and the Partners consenting to such Voluntary Capital Contribution shall participate in such activity or project, if less than all Partners consent to such Voluntary Capital Contribution. If a Partner does not participate in a Voluntary Capital Contribution, the activity conducted with the proceeds of such Voluntary Capital Contribution shall be conducted by the Partnership for the sole account of the Partners that did make the Voluntary Capital Contribution; provided that at any time such Partners may request that the activities and assets related to the Voluntary Capital Contribution be distributed in kind to them. Upon any such in kind distribution the Partnership shall, if requested to do so by the Partners participating in the distributed activity, continue to provide services at cost to such Partners for such activity under the terms of a mutually agreeable service agreement. If KM proposes an activity in which the other Partners do not elect to participate, KM shall be authorized to conduct such activity as an activity separate from the Partnership, in accordance with a non-competition agreement or such other arrangements reasonably requested by the General Partner to protect the Partnership's interests. If KM conducts an activity outside the Partnership, the Partnership shall have no responsibility to provide services to KM for such activity. Any Partner that fails to contribute its share of a Voluntary Capital Contribution after having consented to do so shall be deemed a Defaulted Partner with respect to it share of such Voluntary Capital Contribution plus any additional Partnership expenses caused by such default including attorneys fees, costs or interest on funds used in substitution for such Defaulted Partners' Voluntary Capital Contribution. The Partnership shall be authorized to withhold all distributions of cash or other property to such Defaulting Partner, until the total amount of such distributions shall equal the full amount of such Defaulted Partner's Voluntary Capital Contribution and other reasonable fees and expenses (with all such amounts in the aggregate referred to as "Defaulted Voluntary Amount") plus an additional 150% of such Defaulted Voluntary Amount. In addition to any remedy granted in this Agreement, the Partnership is authorized to seek any additional remedy at law or in equity with respect to the unpaid amount of such Defaulted Voluntary Amount, plus all costs of collection, including reasonable attorneys' fees and other expenses. Notwithstanding the foregoing, the General Partner may, with the unanimous agreement of the Partners, cause a reevaluation of the Partnership if in the opinion of the General Partner, the variation in the ownership caused by the failure of a Partner to participate in a Voluntary Capital Contribution is more than five percent (5%).

     (c) Prior to the Partnership receiving or accepting any additional Capital Contributions (whether pursuant to Section 2.3(a) or (b), Section 1.9(c) or otherwise), each Partner shall have the preemptive right to make an additional Capital Contribution in an amount that will maintain such Partner's relative interest in the Partnership (in comparison to all other Partners) in the same ratio that existed prior to such additional Capital Contribution. This right shall be deemed to be waived by any Partner who does not exercise it and make such Capital Contribution at the time established by the General Partner for such additional Capital Contribution to be received by the Partnership (but upon at least thirty (30) days' advance notice thereof). No interest in the Partnership shall be sold by the Partnership to or Capital Contribution received or accepted from any person other than KM or Shell or their respective Affiliates, unless unanimously approved in writing by the Partners.

     (d) Any Partner shall have the right to participate, up to the amount of its pro rata share based on its Interest, in any Capital Contribution in order to maintain its pro rata interest in the Partnership; provided that once a Partner has declined to participate in a Voluntary Capital Contribution request or has defaulted in its obligation to pay a Mandatory Capital Contribution, such Partner shall have no other right to contribute capital with respect to such Capital Contribution and such nonparticipating Partner will suffer dilution of its interest in the Partnership and such other remedies as provided herein. If one or more Partners should contribute cash or other assets to the Partnership and receive an additional interest in the Partnership or if a new Partner is admitted to the Partnership, the noncontributing Partner shall have 30 days from the date of notice of the Partner's contribution, in which to make a cash contribution to the Partnership in an amount as required for such Partner to maintain its pro rata interest in the Partnership. After 30 days, the non contributing Partner shall have no other right to make an additional Capital Contribution with respect to such capital contribution by the contributing Partner.

     SECTION 2.4  Other Matters.

     (a) Except as otherwise provided in this Agreement or in the Act, neither the General Partner nor the Interest Holder shall demand or receive a return of his Capital Contributions or withdraw from the Partnership without the consent of all Partners. Under circumstances requiring a return of any Capital Contributions, no General Partner or Interest Holder shall have the right to receive property other than cash except as may be specifically provided herein.

     (b) Neither the General Partner nor the Interest Holder shall receive any interest, salary or drawing with respect to his Capital Contributions or his Capital Account or for services rendered on behalf of the Partnership or otherwise in his capacity as the General Partner or Interest Holder, except as otherwise provided in this Agreement.

     (c) Provided that the Limited Partners act in accordance with this Agreement and except as otherwise provided by an Assumption and Indemnification Agreement, no Limited Partner shall be liable for the debts, liabilities, contracts, or any other obligations of the Partnership. Except as otherwise provided by any other agreements among the Partners or mandatory provisions of applicable state law, a Limited Partner shall be liable only to make his Capital Contributions set forth in Sections 2.2 and 2.3(a) and shall not be required to lend any funds to the Partnership or, after such Capital Contributions have been made, to make any additional Capital Contributions to the Partnership.

     (d) The General Partner shall not have any personal liability for the repayment of any Capital Contributions of any Interest Holder.

     (e) Notwithstanding any contrary provision herein, to the extent that any Partnership Property contributed by the General Partner or the Limited Partners is determined to be productive of hydrocarbons, or other minerals other than CO2 the Partnership shall immediately upon request of the Partner that contributed such property make an assignment to such contributing Partner of all interest in such hydrocarbons or other minerals other than CO2. Such assignment shall be made at no cost to the contributing Partner and shall be deemed to have no effect on the Capital Accounts or other accounts of any Partner. Such assignment shall include those geological strata, features, zones, structures or other described areas as identified as productive or potentially productive of hydrocarbons or other minerals other than CO2, but shall not include any bore hole, subsurface or surface equipment used in the production, gathering, transportation or other activities for the Partnership's CO2 related activities. Nothing in this Section 2.4 (e) shall require the Partnership to dispose of (a) any interests it earns in other mineral properties as consideration for the provision by the Partnership of CO2 product or services to third parties or any interest the Partnership holds or later acquires in the West Brahaney unit or the Mid Cross unit.

     (f) If Available Cash From Operations with respect to the distribution to be made for the twenty-fourth Fiscal Quarter is insufficient to distribute the full amount of the Distribution Imbalance Distribution so as to eliminate all Distribution Imbalance Amounts for all Partners, any Partner having a Positive Distribution Imbalance shall be required to make an additional Capital Contribution in the amount of such Partner's Positive Distribution Imbalance and such funds shall be added to Available Cash From Operations and distributed to the Partner's having Negative Distribution Imbalance Amounts. Such additional Capital Contributions shall be considered to be Mandatory Capital Contributions and shall be made within thirty (30) days after the end of Fiscal Quarter twenty-four.

                                   ARTICLE III
                                   ALLOCATIONS

     SECTION 3.1  Profits.

     Profits for any Allocation Year shall be allocated in the following order and priority:

     (a) First in accordance  with the special  allocations set forth in Section
3.3 and 3.4, including without limitation the allocations with respect to Priority Distributions and Distribution Imbalance Distributions provided in
Section 3.3 (h);

     (b) One hundred percent (100%) to the General Partner to the extent of losses allocated to the General Partner pursuant to Section 3.2(a), to the extent not offset by prior allocations of Profits pursuant to this Section 3.1(b);

     (c) To the General Partner and all Interest Holders in accordance with their Interests in an amount equal to the remainder, if any, of (i) the cumulative Losses allocated pursuant to Section 3.2(b)(i) for all prior
Allocation  Years, over (ii) the cumulative  Profits allocated  pursuant to this
Section 3.1(c) for all prior Allocation Years; and

     (d) The balance, if any, to the General Partner and all Interest Holders in accordance with the ratio that such Partners received distributions, other than Priority Distributions or Distribution Imbalance Distributions, during such Fiscal Year.

     SECTION 3.2  Losses.

     After giving effect to the special allocations set forth in Sections 3.3 and 3.4, Losses for any Allocation Year shall be allocated as set forth in
Section 3.2(a) and (b), subject to the limitation in Section 3.2(c).

     (a) During the first sixteen Fiscal Quarters and for so long thereafter as a Distribution Imbalance Amount exists, all Losses shall be allocated one hundred percent (100%) to the General Partner.

     (b) Except as provided in Section 3.2 (a), Losses for any Allocation Year shall be allocated in the following order and priority:

         (i) First, to the General Partner and all Interest Holders in accordance with their Interests in an amount equal to the remainder, if any, of
(i) the cumulative Profits allocated pursuant to Section 3.1(c) for all prior Allocation Years, over (ii) the cumulative Losses allocated pursuant to this
Section 3.2(b)(i) for all prior Allocation Years; and

         (ii) The balance, if any, to the General Partner and all Interest Holders in accordance with their Interests.
     (c) The Losses allocated pursuant to Section 3.2(a) and Section 3.2 (b) shall not exceed the maximum amount of Losses that can be so allocated without causing any Interest Holder to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Interest Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2(a) and Section 3.2 (b), the limitation set forth in this Section 3.2(c) shall be applied on an Interest Holder by Interest Holder basis so as to allocate the maximum permissible Losses to each Interest Holder under Section 1.704-1(b)(2)(ii)(d) of the

Regulations. All Losses in excess of the limitations set forth in this Section 3.2(c) shall be allocated to the General Partner.

     SECTION 3.3  Special Allocations.

     The following special allocations shall be made in the following order:

     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
Article III, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, the General Partner and Interest Holder shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the General Partner and Interest Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

     (b)  Partner  Minimum  Gain  Chargeback.  Except as  otherwise  provided in
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Allocation Year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the General Partner and Interest Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

     (c) Qualified Income Offset. In the event any Interest Holder unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or Section
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to each such Interest Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Interest Holder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that such Interest Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

     (d) Gross Income Allocation. In the event any Interest Holder has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of (i) the amount such Interest Holder is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Interest Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Interest Holder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 3.3(d) shall be made only if and to the extent that such Interest Holder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.3(c) and this Section 3.3(d) were not in the Agreement.

     (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Allocation Year shall be specially allocated to the General Partner or Interest Holder who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

     (f) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the General Partner and all Interest Holders in accordance with their Interests.

     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a distribution to a General Partner or Interest Holder in complete liquidation of his interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the General Partner and the Interest Holders in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the General Partner or Interest Holder to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     (h) Priority Distribution Allocations. All or a portion of the remaining items of Partnership income or gain, if any, shall be specially allocated to the General Partner and Interest Holders in proportion to and to the extent of the remainder, if any, of (i) the total of all Priority Distributions or Distribution Imbalance Distributions of such General Partner and Interest Holder has received pursuant to Sections 4.1(a)(i), 4.1(b)(i) or 4.2 (a)(i) from the commencement of the Partnership to a date thirty (30) days after the end of such Allocation Year, over (ii) the cumulative items of income and gain allocated to such General Partner or Interest Holder pursuant to this Section 3.3(h) for all prior Allocation Years.

     (i) Allocations Relating to Taxable Issuance of Partnership Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest by the Partnership to a Partner (the "Issuance Items") shall be allocated among the General Partner and Interest Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to the General Partner and Interest Holder, shall be equal to the net amount that would have been allocated to each such General Partner and Interest Holder if the Issuance Items had not been realized.

     (j) For purposes of Section 613A(c)(7)(D) of the Code, basis allocation for oil and gas property contributed by Shell will be equal to (a) such Partner's contribution to the adjusted tax basis in each property, and (b) non-contributed property in accordance with the Interests of the Partners.

     (k) As provided in Section 1.704-1(b)(4)(v) of the Regulations, amount realized for an oil and gas property shall be allocated as follows: (a) for contributed property (i) an amount that represents a recovery of simulated depletion basis on contributed property is allocated to the Partners in the same proportion as the remaining balance in the Section 704(c) Account for that property is allocated to the Partners, and (ii) any remaining amount realized is allocated so as to cause the capital account ratios of the Partners to most likely equal the ratio of their respective Interests; and (b) for non-contributed property in accordance with the Partners Interest.

     (l) Any recapture of depreciation, intangible drilling and development costs, or any other item of deduction or credit shall, to the extent possible, be allocated among the Partners in accordance with their share of the depreciation, intangible drilling and development costs, or other item of deduction or credit which is recaptured.

     (m) Any recapture of depletion shall be computed separately by each Partner, in accordance with its depletion allowance computed in accordance with this Agreement.

     (n) Section 43 credits relating to CO2 of Shell and its Affiliates contributed properties (upon initial formation of the Partnership) shall be allocated to Shell and Section 43 credits relating to CO2 of KM contributed properties (upon initial formation of the Partnership) shall be allocated to KM. All other Section 43 credits shall be allocated in accordance with the Interests.

     (o) Section 29 credits from Shell contributed properties (upon initial formation of the Partnership) shall be allocated to Shell and Section 29 credits from KM contributed properties

(upon initial formation of the Partnership)  shall be allocated to KM. All other
Section 29 credits shall be allocated in accordance with the Interests.

     (p) To the extent that any adjustment is made to the Profits allocations made pursuant to Section 3.3(h) such that a KM obligation arises under Section
5.5 (i), KM shall be specially allocated items of Partnership income and gain as quickly as possible consistent with compliance with applicable law, in the amount necessary to reverse such adjustment.

     SECTION 3.4  Curative Allocations.

     The allocations set forth in Sections 3.2(b)(i), 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), and 3.3(g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this
Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determine appropriate so that, after such offsetting allocations are made, the General Partner's and Interest Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such General Partner or Interest Holder would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 3.1, 3.2(a), and 3.3(h). In exercising its discretion under this Section 3.4, the General Partner shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.3(e) and 3.3(f).

     SECTION 3.5  Other Allocation Rules.

     (a) Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Partners and Interest Holders pursuant to this Article III as of the last day of each Fiscal Year; provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of Partnership Property are adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10.

     (b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

     (c) All allocations to the Interest Holders pursuant to this Section 3 shall, except as otherwise provided, be divided among them in proportion to the Interests held by each. In the event there is more than one General Partner, all such allocations to the General Partners shall be divided among them as they may agree.

     (d) The Partners are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Partnership income and loss for income tax purposes, except to the extent otherwise required by law.

     (e) Solely for purposes of determining a Partner's or Interest Holder's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' and Interest Holders' interests in Partnership profits are initially as follows:
General Partner two percent (2%), and Interest Holders ninety-eight percent (98%) (in proportion to their Interests).

     (f) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor to treat distributions of Available Cash From Operations or Available Cash

From Sales or Refinancings as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would not cause or increase an Adjusted Capital Account Deficit for any Interest Holder.

     SECTION 3.6  Tax Allocations:  Code Section 704(c).

     In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the General Partner and Interest Holders so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with subparagraph (i) of the definition of "Gross Asset Value" in
Section 1.10.

     In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of "Gross Asset Value" in
Section 1.10, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

     Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement, provided that the Partnership shall elect to apply a 'functional allocation' of the actual tax items (e.g. depreciation and depletion) related to each Partnership Property to the Partner who contributed such Partnership Property to the Partnership or such other allocation method permitted by the Regulations under Code Section 704(c) that most nearly accomplishes the 'functional allocation'. Allocations pursuant to this Section
3.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the Allocation Year.

                                   ARTICLE IV
                                  DISTRIBUTIONS

     SECTION 4.1  Available Cash From Operations.

     Except  as  otherwise   provided  in  Article  XII,   Available  Cash  From
Operations, if any, shall be distributed not later than the thirtieth day after the end of each Fiscal Quarter in the following order and priority:

     (a) During the first sixteen Fiscal Quarters of the Partnership:

         (i)  First,   to  KM,  an  amount   equal  to  the
Priority Distribution; and

         (ii) Second, all remaining Available Cash From Operations to the General Partner and to the Interest Holders other than KM in the ratio that each such Partner's Capital Contribution bears to the total of the Capital Contributions of all the Partners other than KM.

     (b) For Fiscal Quarters seventeen through twenty-four:

         (i) First,  the  Distribution  Imbalance  Distributions to  the General
         Partner  and   all   Interest   Holders  with   Negative   Distribution
         Imbalances; and

         (ii) Second, the remaining Available Cash From Operations after payment of the Distribution Imbalance Distributions pursuant to Section 4.1 (b)
         (i) to the General Partner and all Interest Holders in accordance with their respective Interests; and

     (c) For all Fiscal Quarters after Fiscal Quarter twenty-four if the Distribution Imbalance Amounts have been eliminated pursuant to Section 2.4(f), to the General Partner and all Interest Holders in accordance with their Interests.

     SECTION   4.2    Available    Cash   From   Sales   or Refinancings.

     Except as otherwise provided in Article XII, Available Cash From Sales or Refinancings shall be distributed, at such times as the General Partner may determine, in the following order and priority:

     (a) For the first twenty-four Fiscal Quarters of the Partnership:

         (i) First, to the General Partner and all Interest Holders to the extent possible to bring the total of all distributions, including the distributions made pursuant to Section 4.1 (a)(i), (a)(ii) or (b)(i) made during such quarter to equal the ratio of their respective Interests, which were initially two percent (2%) to the General Partner and ninety-eight percent (98%) to the Interest Holders; and.

          (ii) Then, any remaining amount to the General Partner and all Interest Holders in accordance with their Interests.

     (b) For all  Fiscal  Quarters  after  the end of the  twenty-fourth  Fiscal
Quarter: To the General Partner and all Interest Holders in accordance with their Interests.

     SECTION  4.3  Division  Among  Interest   Holders  and
General Partners.

     All distributions to the Interest Holders pursuant to this Article IV shall be divided among them in proportion to the Interests held by each. In the event there is more than one General Partner, all amounts distributed to the General Partners pursuant to this Article IV shall be divided among them as they may agree.

     SECTION 4.4  Amounts Withheld.

     All amounts withheld or required to be withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Partnership, the General Partner or the Interest Holders and treated by the Code (whether or not withheld pursuant to the Code) or any such tax law as amounts payable by or in respect of any General Partner or Interest Holder or any Person owning an interest, directly or indirectly, in such General Partner or Interest Holder shall be treated as amounts distributed to the General Partner or Interest Holder with respect to which such amount was withheld pursuant to this Article IV for all purposes under this Agreement. The General Partner is authorized to withhold from distributions, or with respect to allocations, to the General Partner and Interest Holders and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law and shall allocate any such amounts to the General Partner and Interest Holders with respect to which such amount was withheld.

                                    ARTICLE V
                                   MANAGEMENT

     SECTION 5.1  Authority of the General Partner.

     Subject to the limitations and restrictions set forth in this Agreement (including, without limitation, those set forth in this Article V), the General Partner shall direct the business and affairs of the Partnership and in so doing shall manage, control and have all of the rights and powers which may be possessed by general partners under the Act. At the sole discretion of the General Partner, the General Partner may from time to time delegate all or any portion of its authority to act on behalf of the Partnership to one or more persons who shall have such duties, titles, and authorities as may be delegated by the General Partner. Such persons may be referred to using titles, such as the Partnership's "Director", "President", "Vice President", "Manager" or other titles, commonly associated with entities formed as corporations. The use of such titles is for convenience and shall not be deemed to create any inference that the Partnership or its Partners intend for the Partnership to be considered for any purpose to be an entity treated as a corporation.

     In the event more than one Person acquires the interest of the General Partner, the rights and powers of the General Partner hereunder shall be exercised by them in such manner as they may agree. In the absence of an agreement among the General Partners, no General Partner shall exercise any of such rights and powers without the unanimous consent of all General Partners.

     SECTION 5.2  Right to Rely on General Partner.

     (a) Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by any General Partner as to:

         (i) The identity of any General Partner or any Limited Partner;

         (ii) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any other manner germane to the affairs of the Partnership;

         (iii) The Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

         (iv) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     (b) The signature of the General Partner shall be necessary and sufficient to convey title to any property owned by the Partnership or to execute any promissory notes, trust deeds, mortgages, or other instruments of hypothecation, and all of the Partners agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of any General Partner shall be sufficient to execute any "statement of partnership" or other documents necessary to effectuate this or any other provision of this

Agreement. All of the Partners do hereby appoint the General Partner as their attorney-in-fact for the execution of any or all of the documents described in this Section 5.2(b).

     SECTION 5.3 Restrictions on Authority of General Partner.

     The General Partner shall not have the authority to, and covenants and agrees that it shall not, do any of the following acts without the unanimous written consent of the Partners:

         (a) Knowingly do any act in contravention of this Agreement or, when acting on behalf of the Partnership, engage in, or cause or permit the Partnership to engage in, any activity that is not consistent with the purposes of the Partnership as set forth in Section 1.3;

         (b) Knowingly do any act which would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

         (c)  Possess  Partnership   Property,  or  assign  rights  in  specific
Partnership Property, for other than a Partnership purpose;

         (d) Knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

         (e) Cause the Partnership to voluntarily take any action with respect to the Partnership described in clauses (a)(iii), (b) or (c) of the definition of Bankruptcy in Section 1.10;

         (f) Cause or permit the Partnership to change its Fiscal Year;

         (g) Cause the Partnership to fail to be taxable as a partnership for federal income tax purposes or to take a position inconsistent with such treatment except as required by law;

         (h)  Change the cash distribution  policy in a manner that would affect
KM;

         (i) Sell, exchange, lease, mortgage, assign, pledge or otherwise transfer or grant a security interest in, any portion of the Partnership Property in excess of $25 million;

         (j) Admit a new Partner except for an Affiliate of Shell or an Affiliate of Shell Oil Company or an Affiliate of KM;

         (k) Value assets contributed by or purchased from an existing Partner or new Partner to the Partnership;

         (l) Assume or incur Indebtedness in excess of $25 million;

         (m) Except as provided in Section 2.3, distribute in kind any Partnership Property in excess of $25 million Fair Value as a current distribution (but not as a liquidating distribution, which are governed by Article XII);

         (n) Use reasonable efforts to prevent any Affiliate of the General Partner from requesting the reassignment or employment of R. T. Bradley, C. E. Fox and J. R. Martin ("Key Employees") for a period of three (3) years after the formation of the Partnership (for the purpose of this Section 5.3 (n) reasonable efforts shall mean restricting the ability of the Key Employees to utilize the Shell Pathways system for announcing such Key Employee's availability for reassignment by setting the 'eligibility date' for such Key Employees no earlier than the third anniversary of the formation of the Partnership;

         (o) Cause any dissolution, liquidating distribution, change in form, merger, consolidation or other substantial change in the form of business of the Partnership;

         (p)  Amend this Agreement;

         (q) Except as provided in this Section 5.3, cause or allow the five-year rolling Operating Budget to be established pursuant to Section 5.4 to be modified; or

         (r) enter into any Assumption Agreement with respect to Indebtedness in an amount in excess of $25,000,000.


     SECTION 5.4 Duties and Obligations of General Partner.

     (a) The General Partner shall have the sole responsibility for the conduct of the day-to-day operations of the Partnership. The General Partner shall use its judgment to effect day-to-day operating decisions of the Partnership. The General Partner shall cause the Partnership to conduct its business and operations separate and apart from that of the General Partner or any of its Affiliates, including, without limitation, (i) segregating Partnership assets and not allowing funds or other assets of the Partnership to be commingled with the funds or other assets of, held by, or registered in the name of, any General Partner or any of its Affiliates, except for cash management or revolving credit arrangements (provided that the Partnership is not a guarantor with regard to borrowing by the General Partner or its Affiliates), (ii) maintaining books and financial records of the Partnership separate from the books and financial records of any General Partner and its Affiliates, and observing all Partnership procedures and formalities, including, without limitation, maintaining minutes of Partnership meetings and acting on behalf of the Partnership only pursuant to due authorization of the Partners, (iii) causing the Partnership to pay its liabilities from assets of the Partnership, and (iv) causing the Partnership to conduct its dealings with third parties in its own name and as a separate and independent entity.

     (b) The General Partner shall take all actions which may be necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership and its qualification to do business under the laws of the State of Texas and of each other jurisdiction in which such existence or qualification is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged or to perform its obligations or exercise its rights under any agreement to which it is a party and (ii) for the accomplishment of the Partnership's purposes, including the acquisition, management, development, maintenance, preservation, and operation of Partnership Property in accordance with the provisions of this Agreement and applicable laws and regulations. Without limitation of the foregoing, the General

Partner shall cause the Partnership to maintain all licenses, permits, registrations, authorizations, use agreements, consents, orders or approvals of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal or foreign) necessary to own its properties and to conduct its activities in accordance with all applicable laws, rules, regulations and orders, except where any failure to do so would not have a Material Adverse Effect.

     (c) Unless otherwise agreed in writing by the Majority of the Partners, the Partnership shall not maintain separate insurance for the assets and operations of the Partnership other than the insurance coverage obtained by Shell for the benefit of the Partnership the cost of which shall be paid by the Partnership and the coverage of which is generally described, as of the date of this Agreement, to have a deductible or retention amount of $1,000,000 and a maximum coverage limit of $20,000,000, providing a maximum of $19,000,000 of potential recovery to the Partnership.

     (d) The General Partner shall provide notice to the Interest Holders of any state or jurisdiction in which the Partnership is engaged in business.

     (e) Neither the General Partner nor any of its officers, members or managers shall be liable to the Partnership or any Partner for any loss, damage or claim incurred by reason of any act or omission performed by the General Partner in good faith in furtherance of the Partnership's business, specifically including such person's sole, partial or concurrent negligence. The General Partner shall only be responsible for loss, damage or claims incurred by reason of the General Partner's (i) gross negligence, (ii) willful or wanton misconduct, (iii) fraud, (iv) willful breach of duties, or (v) bad faith or reckless disregard of duty. Additionally, to the extent that a conflict of interest arising between the General Partner, or any Affiliate of the General Partner, on the one hand and a Limited Partner, or the Partnership on the other hand, the General Partner shall resolve such conflict considering the relative interest of each party to such conflict, including its own interest, and resolve such conflict in a manner which is in keeping with customary and accepted industry practices and which is not outside the range of comparable arms' length transactions involving nonaffiliated parties.

     (f) By executing this Agreement, each Partner has consented to and approved the initial five-year Operating Budget. On or before October 1st of each year, the General Partner shall present to the Partners for unanimous approval an update of the five-year Operating Budget for the forthcoming year (and including the new fifth year to be added to such five-year rolling Operating Budget). If the unanimous agreement of the Partners cannot be reached on an update to the Operating Budget, then the most recent approved five-year Operating Budget will remain unchanged for the forthcoming year and thereafter. As provided in this Agreement, the General Partner (including its officers and employees) shall have authority to conduct the day-to-day affairs of the Partnership, and the General Partner will use its best efforts to conduct such affairs in a manner consistent with the five-year Operating Budget that has been approved by the Partners. All changes and updates to the five-year rolling Operating Budget shall require the unanimous approval of the Partners; provided however the General Partner shall have the unilateral right to amend the Operating Budget (i) for any Fiscal Year so long as such amendments do not increase any Operating Budget category by more than fifteen percent (15%) for any Fiscal Year or increase the total Operating Budget for any Fiscal Year by more than fifteen percent (15%) or (ii) to make expenditures as required to address any emergency situation. For this purpose an emergency situation is an unplanned expenditure that does not constitute an ordinary Capital Maintenance Expenditure but that is required to correct a condition or to respond to an event or occurrence that has resulted in a loss or, if not addressed is reasonably foreseen to result in a loss, damage or destruction of property or injury to natural persons.

     SECTION 5.5 Indemnification of the Partners and Partnership Officers.

     (a) Except as otherwise provided in Section 5.5(f) and subject to Section 5.5(h), the Partnership, its receiver or its trustee (in the case of its receiver or trustee, to the extent of Partnership Property) shall indemnify, save harmless, and pay all Expenses of the General Partner, officers and directors of the General Partner or any delegees of the General Partner as provided in Section 5.4 (a) or any employees or authorized agents of the Partnership ("Other Indemnified Person") relating to any Expenses incurred by reason of any act performed or omitted to be performed by such Partners, or Other Indemnified Person in connection with the business of the Partnership.

     (b) Except as otherwise provided in Section 5.5(f) and subject to Section 5.5(h), the Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Partnership Property) shall indemnify and hold harmless, to the maximum extent permitted by law, the General Partner, each Interest Holder and Other Indemnified Person from and against:

         (i) Any and all liabilities, sums paid in settlement of claims (if such settlement is entered into in accordance with Section 5.5(h)), obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses (excluding any items of loss allocated to such Partner pursuant to Article III), damages (including, without limitation, foreseeable and unforeseeable, consequential and punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage or disposal costs, groundwater monitoring or environmental study, sampling or monitoring costs, and any other costs and reasonable expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees and disbursements and investigating, laboratory, and data review fees) imposed upon or incurred by any Partner or Other Indemnified Person and each of their respective Affiliates, officers and directors (whether or not indemnified against by any other party) arising from and after the date of this Agreement directly or indirectly out of:

              (A) The past, present, or future treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping, or seeping of any Hazardous Substances, or material containing or alleged to contain Hazardous Substances, at or from any past, present, or future properties or assets of the Partnership;

              (B) The violation or alleged violation by the Partnership or any third party of any Environmental Laws with regard to the past, present or future ownership, operation, use or occupying of any property or asset of the Partnership;

              (C) Any Environmental Claim arising in connection with any business or activities of the Partnership; or

              (D) Any sale of real estate; or

         (ii) Any Expenses paid directly by such Persons (including costs of investigation and litigation) and resulting from casualty, theft, product liability, tort or breach of contract or any allegation of any of the foregoing and arising in the operations of the Partnership.

     (c) Unless otherwise provided by Section 5.5(f) and subject to Section 5.5(h), in the event of any action by a Limited Partner against any General Partner or officer or director of any General Partner, including a Partnership derivative suit, the Partnership, its receiver or its trustee (in the case of a receiver or trustee, to the extent of Partnership Property) shall indemnify, save harmless, and pay all Expenses of such General Partner, officer or director, incurred in the defense of such action, provided that such General Partner, officer or director obtains a favorable nonappealable judgement in such action.

     (d) Unless otherwise provided by Section 5.5(f) and subject to Section 5.5(h), the Partnership its receiver or its trustee (in the case of a receiver or trustee, to the extent of Partnership Property) shall indemnify, save harmless, and pay all Expenses of any General Partner incurred in connection with such Partner having made, for the benefit of the Partnership, any deposit, acquired any option, or made any other similar payment or assumed any obligation in accordance with this Agreement and in connection with the acquisition of any property by the Partnership.

     (e) Except as otherwise provided in Section 5.5(f) and subject to Section 5.5(h), the Partnership, its receiver or its trustee (in the case of its receiver or trustee, to the extent of Partnership Property) shall indemnify, save harmless, and pay all Expenses of the Limited Partners to the extent incurred by reason of any act performed or omitted to be performed by such Limited Partners, in connection with such Limited Partner carrying out its duties and rights in accordance with the terms of this Agreement.

     (f) Sections 5.5(a), 5.5(b), 5.5(c), 5.5(d), and 5.5(e) shall be enforced only to the maximum extent permitted by law and no Partner shall be indemnified from any liability for fraud, bad faith, willful misconduct, or gross negligence of itself or any of its Affiliates.

     (g) All indemnities provided for in this Agreement shall survive the transfer of a Partner's Interest.

     (h) Indemnification Procedures.

         (i) In the event any claim is made by a third party against any Partner or Liquidator or any officer or successor or assign of any of them (each of them being referred to as an "Indemnitee"), with respect to an actual or potential liability for which any such Person is otherwise entitled to be indemnified under any provisions of Sections 5.5(a), 5.5(b), 5.5(c), 5.5(d) or 12.8(c), and any such Person wishes to be indemnified with respect thereto, such Person shall promptly notify the Partnership, its receiver or trustee (the "Indemnitor"); provided that the failure of any such Person to notify any Indemnitor shall not relieve such Indemnitor from any liability which it otherwise may have to such Person hereunder, except to the extent the Indemnitor is able to demonstrate that its ability to defend such matter was prejudiced by such delay.

         (ii) Each Indemnitee may by notice to the Indemnitor take control of all aspects of the investigation and defense of all claims asserted against it and may employ counsel of its choice and at the expense of the Indemnitor; provided that (A) the amount of any settlement such Indemnitee may enter into must be consented to by the Indemnitor and no Indemnitee may in connection with any such investigation, defense or settlement, without the consent of the Indemnitor, require the Indemnitor or any of its subsidiaries to take or refrain from taking any action (other than payment of such a settlement amount) or to make any public statement, which such Person reasonably considers to materially adversely affect its interest, and (B) such Indemnitee may not take control of any investigation, defense or settlement which could entail a risk of criminal liability to the Indemnitor or any of its subsidiaries or to any of the Partners. Upon the request of the Indemnitor, each Indemnitee shall use its best efforts to keep the Indemnitor reasonably apprised of the status of those aspects of such investigation and defense controlled by such Indemnitee and shall provide such information with respect thereto as the Indemnitor may reasonably request. The Indemnitor shall cooperate with the Indemnitee in all reasonable respects with respect thereto.

         (iii) Any Indemnitor may, by notice to the Indemnitees, take control of all aspects of the investigation and defense of all claims asserted against it, and may employ counsel of its choice and at its expense; provided that (A) no Indemnitor may without the consent of any Indemnitee agree to any settlement that requires such Indemnitee to make any payment that is not indemnified hereunder, or does not grant a general release to such Indemnitee, and in any event such Indemnitor may not in connection with any such investigation, defense or settlement, without the consent of any Indemnitee, take or refrain from taking any action which would reasonably be expected to materially impair the indemnification of such Indemnitee hereunder or would require such Indemnitee to take or refrain from taking any action or to make any public statement, which such Person reasonably considers to materially adversely affect its interests,
(B) no Indemnitor may take control of any investigation, defense or settlement, without the consent of any Indemnitee, if the liabilities involved in such proceedings involve any material risk of the sale, forfeiture or loss of, or the creation of any Lien on, any property of such Indemnitee beyond its interest in the Partnership, and (C) no Indemnitor may take control of any investigation, defense or settlement which could entail a risk of criminal liability to any Indemnitee. Upon the request of any Indemnitee, the Indemnitor shall use its best efforts to keep such Indemnitee reasonably apprised of the status of those aspects of such investigation and defense controlled by such Indemnitor and shall provide such information with respect thereto as such Indemnitee may reasonably request. The Indemnitees shall cooperate with the Indemnitor in all reasonable respects with respect thereto.

     (iv) To the extent that any income allocation with respect to the Priority Distribution or the Distribution Imbalance Distributions is not held to be in accordance with the requirements of the Code, KM shall promptly reimburse Shell or its Affiliates the amount by which the (a) Net Present Value of the net after tax cash flow to Shell or its Affiliates computed at a 35% income tax rate and using the allocation methods set out in this Agreement determined with the effect of any adjustments not directly attributable to the Priority Distribution or Distribution Imbalance Distributions but without the mitigating effect of allocations pursuant to Section 3.3(p) exceeds (b) the Net Present Value of the net after tax cash flow to Shell or its Affiliates computed at a 35% income tax rate and using the allocation methods as revised and adjusted for allocations pursuant to Section 3.3(p).

     SECTION 5.6  Compensation; Expenses and Loans.

     (a) Compensation and Reimbursement. Except as otherwise provided in Section 1.9(c), Section 5.6(d) and this Section 5.6, no Partner or Affiliate of any Partner shall receive any salary, fee, or draw for services rendered to or on behalf of the Partnership or otherwise in its capacity as a Partner, nor shall any Partner or Affiliate of any Partner be reimbursed for any expenses incurred by such Partner or Affiliate on behalf of the Partnership or otherwise in its capacity as a Partner.

     (b) Expenses. Except as provided in Section 5.6 (c), the General Partner may charge the Partnership, and shall be reimbursed, for any reasonable direct expenses incurred in connection with the Partnership's business and (i) payable to Persons other than any General Partner or any Affiliate of any General Partner or (ii) payable to the General Partner or any Affiliate of any General Partner to the extent included in the Operating Budget.

     (c) Selection of Service Providers and Compensation. The Partnership will require professional and administrative services ("Services") including, but not limited to those listed on Exhibit C. The Partnership may employ its staff to provide some, none, or all of the Services it requires at its discretion, subject to the delegation of authorities of the General Partner. In the event the Partnership requires Services that are provided outside the Partnership, the General Partner will have any such outside Services provided by qualified suppliers at competitive market rates subject to the following:

         (i) All service providers will be selected by the approval of a Majority of the Partners.

         (ii) The competitiveness of the service providers will be determined by benchmarking costs of equivalent service providers for equivalent Services (as defined in section 5.6 (c)(iii) ), competitive bidding, or any other cost effective procedure established by the General Partner.

         (iii) Equivalent Services will be interpreted to require that the service being offered is provided by equivalently qualified individuals or firms who have equivalent skills and experience using equivalent tools and/or relevant equipment in providing such services. Whether a Service is equivalent or not shall be determined by considering the contemplated transaction as a whole. Further, for some services, in order for the service to be considered equivalent, certain of the tools and/or relevant equipment utilized by the outside service provider will need to be specified by the General Partner (e.g. in order for an affiliate of the General Partner to receive consistent and meaningful accounting data, the General Partner may specify the computer software and accounting systems to be utilized by service providers.)

         (iv) An Affiliate of any Partner may bid or provide a proposal to provide any such outside service. In the event the Partners select, after the one year transition period, an Affiliate of a Partner and such Affiliate's proposal to provide a service exceeded another qualified supplier's proposal to provide an equivalent service by fifteen percent (15%), then the Partner whose Affiliate provided such Service shall reimburse the Partnership for any charges for such Services in amounts exceeding the fifteen percent (15%) tolerance. The intent of this section is to permit the Partners to select an Affiliate of any Partner to provide any outside service, however the cost paid by the Partnership would in effect be at competitive market rates.

         (v) The Partners agree that as a transition period, for the first year of the Partnership, the General Partner will have the discretion to enter into agreements with service providers, regardless of affiliation, as it deems necessary to continue without interruption the conduct of business of the Partnership.

     (d) Loans. Any Person may, with the consent of the General Partner, lend or advance money to the Partnership. If any Partner shall make any loan or loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a Capital Contribution but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner shall be repayable out of the Partnership's cash and shall bear interest at such rate as the General Partner and the lending Partner shall agree but not in excess of the maximum rate permitted by law. If any General Partner, or an Affiliate of any General Partner, is the lending Partner, the rate of interest shall be determined by the General Partner taking into consideration, without limitation, prevailing interest rates and the interest rates the lender is required to pay in the event such lender has itself borrowed funds to loan or advance to the Partnership and the terms and conditions of such loan, including the rate of interest, shall be no less favorable to the Partnership than if the lender had been an independent third party. None of the Partners shall be obligated to make any loan or advance to the Partnership.

     SECTION 5.7  Temporary Investments.

     All Property in the form of cash not otherwise invested shall be deposited for the benefit of the Partnership in one or more accounts of the Partnership or any of its Affiliates, maintained in such financial institutions as the General Partner shall determine or shall be invested in short-term liquid securities or other cash-equivalent assets or shall be left in escrow, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may determine from time to time. Unless otherwise determined by Partners holding a majority of the Interests, the Partnership's cash shall be managed by Shell or its Affiliates in accordance with the Shell cash management agreements in effect from time to time between Shell and its various Affiliates, and such agreement shall be deemed to fulfill the requirements of this Section 5.7.

     SECTION 5.8 Audit Committee.

         (a) The General  Partner  shall  establish  an Audit  Committee  of the
Partnership that shall consist of three persons appointed by the General Partner. Excluded from membership are officers (or relatives of officers), employees, and consultants (other than members) compensated on a continuing basis by the Partnership.

         (b) The Audit Committee shall annually review (i) the scope and results of the independent accountants' audits, (ii) the adequacy of the Partnership's internal accounting controls and internal audit program, (iii) the Partnership's compliance with accounting and reporting standards, and (iv) the adequacy of the Partnership's insurance policies, if any, programs and practices, including the amount of insurance coverage, if any, for the Partnership's assets, manager and officers.

         (c) The Audit Committee shall review (i) the financial statements of the Partnership with the Chief Financial Officer and may call upon the Chief Financial Officer for such other reports and discussions as the Audit Committee may consider desirable, and (ii) each annual report on the financial statements submitted by the independent accountants and may call upon them for such other reports and discussions as the Audit Committee may consider desirable.

         (d) The Audit Committee shall report its findings, recommendations and conclusions to the Partners at least once each year. The Audit Committee shall also perform such other functions and exercise such powers as may be delegated to it from time to time by the General Partner.

         (e) The Audit Committee shall consult with the Partnership's officers and thereafter recommend to the General Partner the independent accountants to be nominated for appointment each year, and upon appointment the independent accountants shall have direct access to the Audit Committee. Upon a determination that audited financial statements are required, the external auditor's used by Shell Oil Company shall be appointed as the Partnership's auditors.

         (f) The Audit Committee shall periodically review and recommend polices, procedures and practices of the Partnership relating to the principles which the Partnership should follow in the conduct of its operations, the business ethics of its officers and employees, the social responsibilities of the Partnership, and compliance by the Partnership with applicable laws, regulations, permits, and other legal obligations, including compliance with applicable environmental or health and safety laws and regulations.

                                   ARTICLE VI
                            ROLE OF LIMITED PARTNERS

     SECTION 6.1  Rights or Powers.

     The Limited Partners shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way. Notwithstanding the foregoing, the Limited Partners shall have all of the rights and powers specifically set forth in this Agreement. A Limited Partner, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Limited Partner or any Affiliate thereof, may also be an employee or agent of the Partnership or a stockholder, director or officer of a General Partner. The existence of these relationships and acting in such capacities will not result in a Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of any Limited Partner.

     SECTION 6.2  Voting Rights.

     Except as otherwise provided herein, the Limited Partners shall have the right to vote on the matters specifically reserved for their approval or consent which are set forth in this Agreement and as required by the Act.

     SECTION 6.3  Procedure for Consent.

     In any circumstances requiring the approval or consent of the Limited Partners as specified in this Agreement, such approval or consent shall, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of the Limited Partners and conveyed in writing to the General Partner not later than thirty (30) days after such approval or consent was requested by the General Partner. The General Partner may require response within a shorter time, but not less than ten (10) Business Days. A failure to respond in any such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. If the General Partner receives the necessary approval or consent of the Limited Partners to such action, the General Partner shall be authorized and empowered to implement such action without further authorization by the Limited Partners.

                                   ARTICLE VII
                                BOOKS AND RECORDS

     SECTION 7.1 Accounting, Books and Records.

     (a) Maintenance of Books and Records. The Partnership shall maintain at its principal place of business separate books of accounts for the Partnership which shall show a true and accurate record of all costs and expenses incurred, all changes made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with this Agreement.

     (b) Accounting Methods.

         (i) The Partnership shall use the successful efforts and accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly.

         (ii) All amounts payable under any agreement between the Partnership on the one hand and the Partners or their Affiliates on the other hand shall be treated as occurring between the Partnership and a Person who is not a Partner within the meaning of Section 707(a)(1) of the Code and such amounts payable by the Partnership to any Partner or its Affiliates shall be considered an expense or capital cost, as the case may be, of the Partnership for income tax and financial reporting purposes, and shall not be considered a distribution to such Partner including, without limitation, in maintaining such Partner's Capital Account, and any such amounts payable by any Partner or its Affiliates to the Partnership shall not be considered a contribution to the Partnership, including, without limitation, in maintaining such Partner's Capital Account.

     (c) Access to Books, Records, etc. Any Partner or any agents or representatives of such Partner (subject to reasonable safety requirements), at the Partner's own expense and upon reasonable notice and with reasonable frequency, may visit and inspect any of the properties of the Partnership and examine any information directly related to the operational or financial status of the Partnership and it may reasonably request and make copies of and abstracts from the financial and operating records and books of account of the Partnership, and discuss the affairs, finances and accounts of the Partnership with the General Partner and its directors and officers and the independent accountants of the Partnership, all at such reasonable times and as often as such Partner or any agents or representatives of such Partner may reasonably request. The rights granted to a Partner pursuant to this Section 7.1 are expressly subject to the terms and conditions of the Limited Partner Confidentiality Agreement and to compliance by such Partner with the confidentiality procedures and guidelines of the Partnership, as such procedures and guidelines may be established from time to time.

     (d) Periodic Audits. Any Partner holding at least a fifteen percent (15%) Interest shall have the right to perform periodic audits of the internal control environment of the Partnership at the sole cost and expense of the Partner(s) requesting such audit. Audits may extend to financial transactions and operational matters, and include all areas deemed appropriate for review, including an environmental or health and safety audit, in order to support an opinion as to the effectiveness of internal controls. A reporting of the audit findings shall be submitted to each Partner. The frequency and scope of the audits shall be no more frequently than once per Fiscal Year.

     SECTION 7.2 Financial Statements

     The General Partner shall be responsible for the preparation and distribution to each Partner of monthly, quarterly and annual financial reports of the Partnership, which shall be prepared in accordance with GAAP and consistent with the reporting requirements of each Partner. Each Partner shall be able reasonably to request in such format and at such times, additional data requirements, including but not limited to production data, reserve estimates, equity, income, tax data, annual letter of representation, and other internal control reports.

     SECTION 7.3 Tax Information.

     (a) The General Partner is authorized to make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Partnership Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with Transfers of Partnership Interests and Partnership distributions; (ii) with the consent of a Majority of the Limited Partners, to extend the statute of limitations for assessment of tax deficiencies against the General Partner and Interest Holders with respect to adjustments to the Partnership's federal, state, or local tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231, to represent the Partnership, the General Partner and the Interest Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership, the Partner[s] and the Interest Holders in their capacities as General Partner or Interest Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the General Partner and the Interest Holders with respect to such tax matters or otherwise affect the rights of the Partnership and the Partner[s] and the Interest Holders. The General Partner shall prepare and timely file all forms required to be filed with the Internal Revenue Service to report the Partnership as a partnership for federal income tax purposes. The General Partner is specifically authorized to act as the "Tax Matters Partner" under the Code and in any similar capacity under state or local law.

     (b) Necessary tax information shall be delivered to each Partner and Interest Holder as soon as practicable after the end of each Fiscal Year of the Partnership but not later than six (6) months after the end of each Fiscal Year. The Tax Matters Partner shall file tax returns for the Partnership prepared in accordance with the Code and the Regulations.

                                  ARTICLE VIII
                              AMENDMENTS; MEETINGS

     SECTION 8.1  Amendments.

     Amendments to this Agreement may be proposed by any General Partner or by Limited Partners holding twenty percent (20%) or more of the Interests in the Partnership. Following such proposal, the General Partner shall submit to the Limited Partners a verbatim statement of any proposed amendment, providing that counsel for the Partnership shall have approved of the same in writing as to form, and the General Partner shall include in any such submission a recommendation as to the proposed amendment. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. As provided in Section 5.3, amendments to this Agreement shall be adopted only upon the unanimous written consent of all Partners.

     SECTION 8.2  Meetings of the Partners.

     (a) Meetings of the Partners may be called by any General Partner and shall be called upon the written request of Limited Partners holding twenty percent (20%) or more of the LP Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than ten (10) Business Days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under the Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 8.3. Except as otherwise expressly provided in the Agreement, the vote of a Majority of the Partners shall control.

     (b) For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination.

Such date shall not be more than thirty (30) days or less than ten (10) Business Days before any such meeting.

     (c) Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a
meeting.   Every   proxy  must  be  signed  by  the   Limited   Partner  or  his
attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

     (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

     SECTION 8.3  Unanimous Consent.

     The Partnership may take any action contemplated under this Agreement if approved by the unanimous consent of the Partners acting without a meeting, such consent to be provided in writing, or by telephone or facsimile, if such telephone conversation or facsimile is followed by a hard copy of the telephone conversation or facsimile communication sent by registered or certified mail, postage and charges prepaid, addressed as described in Section 14.1, or to such other address as such Person may from time to time specify by notice to the Partners.

                                   ARTICLE IX
                             TRANSFERS OF INTERESTS

     SECTION 9.1  Restriction on Transfers.

     Except as otherwise permitted by this Agreement, no Interest Holder shall Transfer all or any portion of its Interest. Except in accordance with this
Section 9.1, neither KM nor its Affiliates as Interest Holder shall be authorized to pledge or otherwise encumber any of its Interests as security for the payment of a debt, except Indebtedness (i) for which the borrower gives the General Partner prior written notice and (ii) made in favor of a state or federal bank or other publicly held or privately owned entity that is ordinarily engaged in the business of making loans. If Shell reasonably believes that participation of any such lender in the Indebtedness of KM would adversely affect the business of Shell, Shell Oil Company or their Affiliates, KM agrees that it will not provide any confidential information received from or pertaining to the Partnership to such lender and that the General Partner may restrict the dissemination of information to KM during any period during which such Indebtedness is outstanding; provided, however that KM shall not have any limitation upon its access to Partnership information at the offices of the Partnership or the General Partner and that KM shall not have any limitation upon its right to receive and to use information that KM is required to make public by reason of federal or state securities laws or other statutes, rules or regulations.

     SECTION 9.2  Permitted Transfers.

      Subject to the conditions and restrictions set forth in Section 9.3, the General Partner or an Interest Holder may at any time Transfer all or any portion of its Interest to (a) any Interest Holder, (b) any Affiliate of Shell or Shell Oil Company or any Affiliate of an Interest Holder, including the transferor, (c) the transferor's executor, administrator, trustee, or personal representative to whom such Interests are transferred involuntarily by operation of law, or (d) any Purchaser in accordance with Article XIII (any such Transfer being referred to in this Agreement as a "Permitted Transfer"). Before the tenth anniversary of the formation of the Partnership, no Transfer shall be permitted other than as provided in Section 9.2 (a) or (b).

         SECTION 9.3  Conditions to Permitted Transfers.

     A Transfer shall not be treated as a Permitted Transfer under Section 9.2 unless and until the following conditions are satisfied:

     (a) Except in the case of a Transfer of Interests involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement. In the case of a Transfer of Interests involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Partnership of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

     (b) Except in the case of a Transfer involuntarily by operation of law, the Transfer will not cause the Partnership to terminate for federal income tax purposes and the Transfer will not cause the application of the rules of Code Sections 168(g)(1)(B) and 168(h) (generally referred to as the "tax exempt entity leasing rules") or similar rules to apply to the Partnership, Partnership Property, or the General Partner and Interest Holders and the transferor shall furnish to the Partnership an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the General Partner, and the General Partner shall provide to such counsel any information available to such General Partner relevant to such opinion.

     (c) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interests transferred (or the transferee's tax basis in the Partnership Property), and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Interests until it has received such information.

     (d) Except in the case of a Transfer of Interests involuntarily by operation of law, either (a) such Interests shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or
(b) such Transfer will be exempt from all applicable registration requirements and will not violate any applicable laws regulating the Transfer of securities and, except in the case of a transfer to another Partner, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the General Partner, to such effect.

     (e) Except in the case of a Transfer of Interests involuntarily by operation of law, such Transfer will not cause the Partnership to be deemed to be an "investment company" under the Investment Company Act of 1940 as amended, and the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the General Partner, to such effect and the General Partner shall provide to such counsel any information available to such General Partner relevant to such opinion.

     SECTION 9.4  Prohibited Transfers.

     Any purported Transfer of Interests that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Partnership is required to recognize a Transfer that is not a Permitted Transfer (or if the Partnership, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Interests, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interests may have to the Partnership.

     In the case of a Transfer or attempted Transfer of Interests that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby. Any Transfer of any Interest by KM prohibited by the terms of this Section 9.4 shall provide to Shell the right to purchase such interest of KM at one hundred percent (100%) of Fair Value.

     SECTION 9.5  Rights of Unadmitted Assignees.

     A Person who acquires one or more LP Interests but who is not admitted as a substituted Limited Partner pursuant to Section 9.6 shall be entitled only to allocations and distributions with respect to such LP Interests in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of a General Partner or a Limited Partner under the Act or this Agreement.

     SECTION  9.6   Admission   of   Interest   Holders  as
Partners.

     Subject to the other provisions of this Article IX, a transferee of LP Interests may be admitted to the Partnership as a substituted Limited Partner only upon satisfaction of the conditions set forth below in this Section 9.6:

     (a) The General Partner consents to such admission, which consent may not be unreasonably withheld; provided however that Shell had and elected not to exercise its option to purchase such Interest as provided in Article XIII.

     (b) The Interests with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

     (c) The transferee becomes a party to this Agreement as a Limited Partner and executes such documents and instruments as the General Partner may reasonably request (including, without limitation, amendments to the Certificate) as may be necessary or appropriate to confirm such transferee as a Limited Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions of this Agreement;

     (d) The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Limited Partner with respect to the Transferred Interests; and

     (e) The transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement.

     SECTION 9.7 Covenants; Representations Regarding Transfers; Legend.

     (a) Each Interest Holder hereby represents, covenants and agrees with the Partnership for the benefit of the Partnership and all Interest Holders, that
(i) he is not currently making a market in LP Interests and will not in the future make a market in LP Interests, (ii) he will not Transfer his LP Interests on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any regulations, proposed regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of partnership interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, he will not Transfer any LP Interest through a matching service that is not approved in advance by the Partnership. Each Interest Holder further agrees that he will not Transfer any LP Interest to any Person unless such Person agrees to be bound by this Section 9.7(a) and to Transfer such LP Interests only to Persons who agree to be similarly bound. The Partnership shall, from time to time and at the request of an Interest Holder, consider whether to approve a matching service and shall notify all Interest Holders of any matching service that is so approved.

     (b) Each Interest Holder hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing ownership of LP Interests:

         The Interests represented by this document have not been registered under any securities laws and the transferability of such Interests is restricted. Such Interests may not be sold, assigned or transferred, nor will any assignee, vendee, transferee or endorsee thereof be recognized as having acquired any such Interests by the issuer for any purposes, unless
     (1) a registration statement under the Securities Act of 1933, as amended, with respect to such Interests shall then be in effect and such transfer has been qualified under all applicable state securities laws, or (2) the availability of an exemption from such registration and qualification shall be established to the satisfaction of counsel to the Partnership.

         The Interests represented by this document are subject to further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Agreement of Limited Partnership and agreed to by each Limited Partner. Said restriction provides, among other things, that no Interest may be transferred without first offering such Interest to the other Interest Holders and General Partners, and that no vendee, transferee, assignee, or endorsee of an Interest Holder shall have the right to become a substituted Limited Partner without the consent of all of the General Partners which consent may be given or withheld in the sole and absolute discretion of the General Partner.

     SECTION 9.8 Distributions and Applications in Respect to Transferred Interests.

     If any Interest is sold, assigned, or Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Interest for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Interests during such Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the General Partner. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Partnership is given notice of a Transfer at least ten (10) Business Days prior to the Transfer the

Partnership shall recognize such Transfer as of the date of such Transfer, and provided further that, if the Partnership does not receive a notice stating the date such Interest was Transferred and such other information as the General Partner may reasonably require within thirty (30) days after the end of the Fiscal Year during which the transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, was the owner of the Interest on the last day of the Fiscal Year during which the Transfer occurs. Neither the Partnership nor any General Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.8, whether or not any General Partner or the Partnership has knowledge of any Transfer of ownership of any Interest.

                                    ARTICLE X
                                GENERAL PARTNERS

     SECTION 10.1  Additional General Partners.

     Except as provided in this Article X and Section 12.1, no Person shall be admitted to the Partnership as a General Partner without the unanimous consent of the Partners.

     SECTION 10.2  Covenant Not to Withdraw,  Transfer,  or Dissolve.

     Except as otherwise permitted by this Agreement, the General Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) withdraw or attempt to withdraw from the Partnership, except in connection with a Transfer permitted under Section 10.3(a) or in connection with a sale of all of the General Partner's Partnership interest in accordance with the requirements of Article XIII, (c) exercise any power under the Act to dissolve the Partnership, (d) transfer all or any portion of his interest in the Partnership as a General Partner, except as provided herein or (e) petition for judicial dissolution of the Partnership. Further, the General Partner hereby covenants and agrees to continue to carry out the duties of a General Partner hereunder until the Partnership is dissolved and liquidated pursuant to Article XII.

     SECTION 10.3  Permitted Transfers.

     (a) A General  Partner may  Transfer  all or any portion of its GP Interest
(i) at any time to any other General Partner, (ii) at any time to any Person who is such General Partner's Affiliate on both the day such General Partner becomes a General Partner and the day of such Transfer; provided however that any Shell Affiliate holding GP Interests is authorized to transfer all or any portion of such GP Interests to any Shell Affiliate or any Affiliate of Shell Oil Company,
(iii) at any time involuntarily by operation of law, or (iv) to any Person who is approved by all of the other Partners; provided that no such Transfer shall be permitted unless and until (a) all of the conditions set forth in Section 9.2 and 9.3 are satisfied, and (b) such Transfer will not cause the Partnership to become taxable as a corporation for federal income tax purposes and the transferor and transferee provide the Partnership with an opinion of counsel, which opinion and counsel shall be acceptable to the other General Partners, to such effect.

     (b) A transferee of a GP Interest from a General Partner hereunder shall be admitted as a General Partner with respect to such interest if, but only if, (i) at the time of such Transfer, such transferee is otherwise a General Partner,
(ii) the transferee is an Affiliate of the transferring General Partner and all of the other Partners consent to such admission, or (iii) the admission of such transferee as a General Partner is approved by all of the other Partners.

     (c) A transferee who acquires a GP Interest from a General Partner hereunder by means of a Transfer that is permitted under this Section 10.3, but who is not admitted as a General Partner, shall have no authority to act for or bind the Partnership, to inspect the Partnership's books, or otherwise to be treated as a General Partner or Limited Partner, but such transferee shall be treated as an Interest Holder who acquired an LP Interest in a Permitted Transfer under Section 9.

     SECTION 10.4  Prohibited Transfers.

     Any purported Transfer of an interest in the Partnership held by a General Partner that is not permitted by Section 10.3 above shall be null and void and of no force or effect whatever; provided that, if the Partnership is required to recognize a Transfer that is not so permitted (or if the Partnership, in its sole discretion, elects to recognize a Transfer that is not so permitted), the interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such interest may have to the Partnership.

     In the case of a Transfer or attempted Transfer of a Partnership interest that is not permitted by Section 10.3 above, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

     SECTION 10.5 Termination of Status as General Partner.

     (a) The General Partner shall cease to be a General Partner upon the first to occur of (i) the Bankruptcy of such General Partner, (ii) the involuntary Transfer by operation of law of such General Partner's interest in the Partnership, (iii) the vote of a Majority of the Limited Partners to approve a request by such General Partner to retire, or (iv) the vote of a majority of the Limited Partners to remove such General Partner after such General Partner has attempted to make a Transfer of his Partnership interest that is not permitted by Section 10.3, committed a material breach of this Agreement or his representations and warranties hereunder, or committed any other act or suffered any other conditions that would justify a decree of dissolution of the Partnership under the laws of the State of Texas. In the event a Person ceases to be a General Partner without having Transferred his entire interest as a General Partner, such Person shall be treated as a Limited Partner that received its LP Interest as a result of a Transfer that is a Permitted Transfer pursuant to Sections 9.2 and 10.3.

     If the General Partner ceases to be a General Partner for any reason under this Agreement, such Person shall continue to be liable as a General Partner for all debts and obligations of the Partnership existing at the time such Person ceases to be a General Partner, regardless of whether, at such time, such debts or liabilities were known or unknown, actual or contingent provided, however, that the assets of any General Partner shall be subject to the protection of the Act. A Person shall not be liable as a General Partner for Partnership debts and obligations arising after such Person ceases to be a General Partner. Any debts, obligations, or liabilities in damages to the Partnership of any Person who ceases to be a General Partner shall be collectible by any legal means and the Partnership is authorized, in addition to any other remedies at law or in equity, to apply any amounts otherwise distributable or payable by the Partnership to such Person to satisfy such debts, obligations, or liabilities.

     (b) If at the time a Person ceases to be a General Partner such Person is also a Limited Partner or an Interest Holder with respect to LP Interests, such cessation shall not affect such Person's rights and obligations with respect to such LP Interests.

     SECTION 10.6  Election of New General Partners.

     Provided the Partnership has one or more General Partners, any Partner may nominate one or more Persons for election as additional General Partners. The election of an additional General Partner shall require an affirmative vote of a majority of the Partners.

                                   ARTICLE XI
                                POWER OF ATTORNEY

     SECTION 11.1  General Partner as Attorney-In-Fact.

     Each Partner hereby makes, constitutes, and appoints the General Partner, each successor General Partner, and the Liquidator, severally, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record (a) all certificates of limited partnership, amended name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the General Partner or Liquidator may deem necessary to be filed by the Partnership under the laws of the State of Texas or any other state or jurisdiction in which the Partnership is doing or intends to do business; (b) any and all amendments, restatements or changes to this Agreement and the instruments described in (a), as now or hereafter amended, which the General Partner may deem necessary to effect a change or modification of the Partnership approved by the Partners in accordance with the terms of this Agreement, including, without limitation, amendments or changes to reflect (i) the exercise by any General Partner of any power granted to it under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this
Agreement; (iii) the admission of any substituted Partner; and (iv) the disposition by any Partner of its Interest; and (c) all certificates of cancellation and other instruments which the General Partner or Liquidator may deem necessary to effect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; and (d) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Partnership or is deemed necessary by the General Partner or Liquidator to carry out fully the provisions of this Agreement in accordance with its terms. Each Partner authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Partner might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof.

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


     SECTION 11.2  Nature as Special Power.

     The power of attorney granted pursuant to this Article XI:

     (a) Is a special power of attorney coupled with an interest and is irrevocable;

     (b) May be exercised by any such attorney-in-fact by listing the Limited Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Limited Partners; and

     (c) Shall survive the subsequent Bankruptcy, insolvency, dissolution, or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of its LP Interests, except that where the assignment is of such Limited Partner's entire LP Interests and the assignee, with the consent of the General Partner, is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

                                   ARTICLE XII
                           DISSOLUTION AND WINDING UP

     SECTION 12.1  Liquidating Events.

     The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

     (a) The thirtieth (30th) anniversary of the formation of the Partnership;

     (b) The sale of all or substantially all of the Partnership Property;

     (c) The unanimous vote by Partners to dissolve, wind up, and liquidate the Partnership;

     (d) The happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Partnership; or

     (e) The withdrawal or removal of a General Partner, the assignment by a General Partner of its entire interest in the Partnership or any other event that causes a General Partner to cease to be a general partner under the Act, provided that any such event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 12.1.

     The Partners hereby agree that, notwithstanding any provision of the Act or the Texas Revised Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. During the first ten years of the Partnership, the General Partner and its Affiliates agree not to cause any event under Section 12.1(e) to occur or, if such an event is not avoidable, agree to vote to continue or to reconstitute the Partnership as provided in this Section
12.1. Upon the occurrence of any event set forth in Section 12.1(e) (so long as no other Liquidating Event has occurred), the Partnership shall not be dissolved or required to be wound up if (x) at the time of such event there is at least one remaining General Partner and that General Partner carries on the business of the Partnership (any such remaining General Partner being hereby authorized to carry on the business of the Partnership), or (y) within ninety (90) days after such event all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners. If it is determined, by a court of competent jurisdiction, that the Partnership has dissolved prior to the occurrence of a Liquidating Event, or if upon the occurrence of an event specified in Section 12.1(e), the Partners fail to appoint a substitute General Partner effective as of such event and to agree to continue the business of the Partnership as provided in this Section 12.1, then within an additional ninety
(90) days after such determination or the last day of such ninety (90) day period, as the case may be (the "Reconstitution Period"), a two-thirds majority of the Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person elected by such two-thirds majority. Upon any such election by a two-thirds majority of the Partners, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within the Reconstitution Period, the Partnership shall wind up its affairs in accordance with Section 12.2. If such an election is made within the Reconstitution Period, then:

         (i) The reconstituted limited partnership shall continue until the occurrence of a Liquidating Event as provided in this Section 12.1;

         (ii) If the successor general partner is not a former General Partner, then the interest in the Partnership of any former General Partner shall be treated thenceforth as the interest of a Limited Partner; and

         (iii) All necessary steps shall be taken to cancel this Agreement and the Certificate and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Article XI and shall cause such certificate of limited partnership for the reconstituted partnership to be filed in the office of the Secretary of State of Texas in accordance with the Act; provided that the right of a two-thirds majority of the Partners to select a successor general partner and to reconstitute and continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner and neither the Partnership nor the reconstituted partnership would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

     SECTION 12.2  Winding Up.

     Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. To the extent not inconsistent with the foregoing, all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding on the Partners until such time as the Partnership Property has been distributed pursuant to this Section 12.2 and the Certificate has been canceled in accordance with the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and Property, shall cause the
Partnership Property to be liquidated as promptly as is consistent with obtaining the fair value thereof unless the Partners unanimously consent to distributions of all or any part of the Property in kind, and shall cause the Property or the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

     (a) First, to creditors other than the General Partner in satisfaction of all of the Partnership's debts and liabilities other than liabilities for which reasonable provision for payment has been made and liabilities for distributions under Section 8.05 of the Act;

     (b) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner to the extent adequate provision therefore has not been made; and

     (c) Third, to the Partners as provided in Section 4.2, provided, however, that no distribution shall be made pursuant to this Section 12.2(c) that creates or increases a Capital Account deficit for any Interest Holder which exceeds such Interest Holder's obligation (deemed and actual) to restore such deficit, determined as follows: Distributions shall first be determined tentatively pursuant to this Section 12.2(c) without regard to the Interest Holders' Capital Accounts, and then the allocation provisions of Section 3 shall be applied tentatively as if such tentative distributions had been made. If any Interest Holder shall thereby have a deficit Capital Account which exceeds his obligation (deemed and actual) to restore such deficit, the actual distribution to such Interest Holder pursuant to this Section 12.2(c) shall be equal to the tentative distribution to such Interest Holder less the amount of the excess to such Interest Holder; and

     (d) The balance, if any, to the General Partner and Interest Holders in accordance with their positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

No General Partner shall receive any additional compensation for any Services performed pursuant to this Section 12. The General Partner understands and agrees that by accepting the provisions of this Section 12.2 setting forth the priority of the distribution of the assets of the Partnership to be made upon its liquidation, such General Partner expressly waives any right which it, as a creditor of the Partnership, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Partnership in connection with a distribution of assets of the Partnership in satisfaction of any liability of the Partnership, and hereby subordinates to said creditors any such right.

     SECTION 12.3 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

     In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (x) distributions shall be made pursuant to this Article XII to the General Partner and Interest Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (y) if any General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the taxable year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). If any Interest Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the taxable year during which such liquidation occurs), such Interest Holder shall have no obligation to make any contribution to the capital of the

Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Interest Holders pursuant to this Article XII may be:

     (a) Distributed to a trust established for the benefit of the General Partner and Interest Holders solely for the purposes of liquidating Partnership Property, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Interest Holders from time to time, in the reasonable discretion of the Liquidator in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Interest Holders pursuant to Section 12.2; or

     (b) Withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to allow for the collection of the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Interest Holders as soon as practicable.

     The portion of the distributions that would otherwise have been made to each of the Partners that is instead distributed to a trust pursuant to Section 12.3(a) or withheld to provide a reserve pursuant to Section 12.3(b) shall be determined in the same manner as the expense or deduction would have been allocated if the Partnership had realized an expense equal to such amounts immediately prior to distributions being made pursuant to Section 12.2.

     SECTION 12.4 Deemed Contribution and Distribution in Liquidation.

     In the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no Liquidating Event has occurred, the Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed the Partnership Property subject to all Partnership liabilities to a new partnership in exchange for interests in such new partnership with such interests being distributed to the Partners in the deemed liquidation of the Partnership. In accordance with Regulations Section 1.704-1(b)(5), Example 13(v), such deemed contribution and deemed liquidation shall be disregarded in the maintenance and computation of the Partners' capital accounts.

     SECTION 12.5 Rights of General Partner and Interest Holders.

     The General Partner and Interest Holder shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership, and no Interest Holder shall have priority over any other Interest Holder as to the return of his Capital Contributions, distributions, or allocations. Notwithstanding any provision herein to the contrary, the General Partner shall have the right but not the obligation to purchase from the Partnership all, but not less than all of the assets and operations of the Partnership, upon the dissolution of the Partnership. The price paid by the General Partners shall equal one hundred percent (100%) of the Fair Value of such assets and operations on the date of such acquisition.

     SECTION 12.6  Notice of Dissolution.

     In the event a Liquidating Event occurs or an event occurs that shall, but for provisions of Section 12.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

     SECTION 12.7  Character of Liquidating Distributions.

     All payments made in liquidation of the interest of a retiring General Partner or Interest Holder pursuant to Article XII shall be made in exchange for the interest of such General Partner or Interest Holder in Partnership Property pursuant to Section 736(b)(1) of the Code, including the interest of such General Partner or Interest Holder in Partnership goodwill.

     SECTION 12.8  The Liquidator.

     (a) Definition. The "Liquidator" shall mean the General Partner; provided that either (i) if a Bankruptcy has occurred with respect to the General Partner, or (ii) if there is no remaining General Partner, then a "Liquidator" shall be appointed by the Limited Partners, which Person may be the General Partner.

     (b) Fees. In the event that the Liquidator is other than a General Partner, the Partnership is authorized to pay a reasonable fee to the Liquidator for its Services performed pursuant to this Article XII and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

     (c) Indemnification. Subject to Section 5.5(h), in the event that the Liquidator is a Person other than a General Partner, the Partnership, or in the event that the Partnership has terminated, the General Partner, shall indemnify, save harmless, and pay all judgments and claims against, such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, officer, director, agents or employees in connection with the liquidation of the Partnership, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the gross negligence, fraud, or willful misconduct of the Liquidator or any partners, officers, directors, agents or employees of the Liquidator.

                                  ARTICLE XIII
                  PROCEDURES FOR SALES OF PARTNERSHIP INTERESTS

     Section 13.1  General.

     Without the unanimous consent of the Partners, no Partner shall have the right, except as provided in Section 9.2 and 9.3, to resign as a Partner or sell or otherwise dispose of its interest in the Partnership before the tenth (10th) anniversary of the formation of the Partnership; provided that Shell or any Shell Affiliate may make a Permitted Transfer to any Shell Affiliate or an Affiliate of Shell Oil Company. Notwithstanding any provision herein to the contrary, the General Partner shall have the right but not the obligation to purchase from KM its Interest in the Partnership, upon the Bankruptcy of KM or upon the completion of private or judicial foreclosure procedures or other collection procedures with respect to any debt of KM secured by KM's Interest. The price to be paid by the General Partners shall equal one hundred percent (100%) of the Fair Value of such Interest.

     Section 13.2  Selling Partner.

     After the tenth (10th) anniversary of the Partnership, a sale of GP Interests or LP Interests shall be effected in accordance with the following provisions:

     If Shell CO2 LLC or Shell CO2 General LLC desires to sell all or any part of its Interest, either or both Shell Sellers shall be referred to as the "Selling Partner" and KM shall be referred to as the "Non-Selling Partner". If KM desires to sell all or any part of its Interest, KM shall be referred to as the "Selling Partner" and both Shell CO2 LLC or Shell CO2 General LLC shall be referred to as the "Non-Selling Partner".

     (a) Mutually Acceptable Sale. With the express written consent of the Non-Selling Partner, which consent may be withheld, the Selling Partner is authorized to sell its Interest to a buyer that in the reasonable opinion of the General Partner is capable of fulfilling the Selling Partner's obligations under the Agreement.

     (b) First Look. The Selling Partner is authorized to solicit an offer for its Interest from the Non-Selling Partner. The Non-Selling Partner shall have the option to make an offer to the Selling Partner within sixty (60) days of the date of receipt of the notice of proposed sale. If the Selling Partner and Non-Selling Partner are unable to agree on a purchase price within ninety (90) days of the date of the delivery of the original notice of proposed sale, the Selling Partner shall retain the option to seek an offer from a third party. The Selling Partner is authorized to sell to a third party if the Selling Partner has provided the Non-Selling Partner with a Last Look as provided in subparagraph (c) and the Non-Selling Partner has not exercised such right within thirty (30) days of the delivery of the notice of Last Look.

     (c) Last Look. If upon  satisfaction  of the  requirements  of subparagraph
(b), the Selling Partner desires to sell its Interest to a third party, the Non-Selling Partner shall have the right to purchase the Selling Partner's Interest at a price equal to (i) 100% of a firm third party offer, provided the third party offer does not exceed the price first offered by the Non-Selling Partner pursuant to (b), or (ii) 105% of a firm third party offer, provided the third party offer exceeds the price first offered by the Non-Selling Partner pursuant to Section (b). Such option must be exercised by the Non-Selling Partner within thirty (30) days after the delivery of the notice of Last Look by the Selling Partner, which notice shall be accompanied by a description of all material terms of the proposed third party sale, including the price, identity of the proposed purchaser and any conditions to the completion of such transaction. Non-cash consideration in the third party offer shall be valued at Fair Value and may be paid in cash. If the Non-Selling Partner does not exercise its option to purchase within the thirty (30) day period allowed, then the Selling Partner may proceed to complete such sale to the third party and at the price and on the terms contained in the Last Look notice provided to the Non-Selling Partner. If such sale is not completed within one hundred twenty
(120) days after the expiration of the Last Look option, then the Selling Partner must repeat the Last Look procedure before making any sale to the third party.

     (d) Tag Along or Drag Along. If Shell or its Affiliates elect to sell a share of its Interest and due to such sale, Shell or its Affiliates shall no longer be the controlling Partner of the Partnership, KM shall have the right to participate in such transaction with Shell and its Affiliates. KM shall have the right to sell the same proportion of its Interest as the proportion of aggregate Interests to be sold by Shell and its Affiliates. KM shall receive its pro rata share of all classes and type of consideration (based on the percentage interest in the Partnership being sold by each Partner) as to be received by Shell and its Affiliates. Shell shall provide adequate notice to KM of any proposed sale to which KM's right hereunder would apply so that KM will have at least thirty
(30) days prior to the closing of such transaction to determine whether KM will participate. Shell will cause the purchaser in any such transaction to afford KM the full rights and benefits to which it is entitled hereunder, and if KM elects to participate in such sale, the sale of KM's Interests will be consummated contemporaneously with the sale by Shell and its Affiliates. If KM does not elect to participate in such transaction, Shell shall have the right to elect to have KM participate in such transaction with Shell on the same basis as described above.

     Section 13.3 Put and Call Rights.

     Notwithstanding the provisions of Section 13.2, the Partners have put and call rights as set forth in this Section 13.3.

     (a) KM Put Option.  During the times  specified  below,  upon giving ninety
(90) days' written notice to Shell, KM shall have the right to elect to transfer all of its Interest to Shell by redemption or acquisition in exchange for a purchase price equal to the Fair Value of KM's Interest multiplied by the valuation factors described below. Once KM provides notice of election to transfer its Interest to Shell, KM is obligated to complete the transfer at the purchase price. The purchase price shall be paid in cash. If notice is received by Shell during the Partnership's (i) fifth year, such purchase price would equal 65% of the Fair Value of KM's Interest; (ii) sixth year, such purchase price would equal 75% of the Fair Value of KM's Interest; (iii) seventh year, such purchase price would equal 85% of the Fair Value of KM's Interest; (iv) eighth year or any time thereafter, such purchase price would be equal to 95% of the Fair Value of KM's Interest.

     (b) Shell Call Option. At any time after the fourth anniversary of the date of formation of the Partnership ("Anniversary"), Shell has the right to purchase the Interest of KM or the Interest of any successor to all or any portion of KM's Interest, in accordance with the terms of this Section. The exercise of Shell's right shall be based on a good faith determination by Shell that the purchase of the KM Interest is consistent with the business plans of Shell, including changes in the organization structure or major business strategies of Shell Oil Company or its Affiliates, changes in the CO2 business, new transactions proposed with strategic partners of Shell or Shell Oil Company, or other changes in circumstances that in the sole discretion of Shell Oil Company make purchase of the KM Interest desirable.

     (i) Purchase Notice. To exercise its purchase right, Shell is required to deliver to KM a written notice of intent to purchase ("Purchase Notice"). The date the Purchase Notice is delivered shall be the effective date for purposes of computing the Purchase Price and the net present value of any Payment obligation. The closing of the purchase shall occur on the first business day after 180 days after the effective date. Once Shell has delivered the Purchase Notice, Shell shall be obligated to purchase the KM Interest. The Purchase Notice shall include the following information:

     (A) the effective date;
     (B) the estimated closing date;
     (C) the business condition giving rise to Shell's decision to purchase the KM Interest; and
     (D) the name of the independent engineering, accounting or investment banking firms proposed by Shell to review the Shell data and to compute the Appraised Value of the KM Interest ("Shell Proposed Valuation Consultant").

     (ii) Selection of Valuation Consultants. Unless KM delivers to Shell within twenty (20) days of the effective date a written notification that the Shell Proposed Valuation Consultant is unacceptable to KM, the Shell Proposed Valuation Consultant shall be deemed the finally selected valuation consultant with respect to all matters of valuation of the KM Interest ("Valuation

Consultant"). If KM and Shell are unable within such twenty (20) day period to agree on a Valuation Consultant, the Shell Proposed Valuation Consultant and a proposed independent valuation consultant selected by KM shall select a third valuation consultant. The Appraised Value shall equal the average of each of the three Appraised Values determined by the three Valuation Consultants. The cost of the Valuation Consultants shall be paid by the Partnership. The Valuation Consultants shall be given full confidential access to the books, records, properties and employees of the Partnership.

     (iii) Purchase Price. The Fair Value of the KM Interest shall equal the Fair Value agreed by KM and Shell or if KM and Shell are unable to agree as to a Fair Value, the Fair Value shall equal the Appraised Value of the KM Interest. The Purchase Price of the KM Interest shall equal the Fair Value of the KM Interest (A) times 135% if the Purchase Notice is delivered during the fifth year; (B) 125% if the Purchase Notice is delivered during the sixth year; (C) 115% if the Purchase Notice is delivered during the seventh year; or (iv) 105% if the Purchase Notice is delivered during the eight or any later year. The Appraised Value shall be determined using the facts and circumstances known as of the effective date ("Valuation Data") including:

         (1) a reserve report of all CO2 reserves;
         (2) all contracts in force on such date;
         (3) the most recently  approved  five year budget;
         (4) the planned  capital  expenditures;
         (5) any  proposed  future  projects or business opportunities   then
             known  to  and   under evaluation by the Partnership; and
         (6) other factors material to a determination of the future cash flow to the Partnership from the operations of its CO2 business.

     Using the Valuation Data, the Valuation Consultants shall calculate the "Appraised Value" of the KM Interest. For purposes of computing Appraised Value, the following factors shall be considered:

         (1)  cash   available   for   distribution  from   continuation of then
              existing operations;

         (2) cash available for distribution expected (on a risk adjusted basis taking into account which projects, if any, are likely to be approved, funded and completed as economically successful) to be generated from future capital projects known to and under evaluation by the Partnership;
         (3) cash used to fund future capital projects, based on the assumption that KM agreed to participate in each future capital project and that all future capital projects are funded from a combination of cash available from operations (as permitted by this Agreement), equity contributions and Partnership Indebtedness as determined by the Valuation Consultants based on the then current financial and other market conditions; and
         (4)  other  factors   affecting  cash  availability  and  value  of  KM
              Interest.

     Using the computation of cash available for distribution to Partners, the Valuation Consultant shall compute cash available for distribution to KM as the cash available for distribution to Partners multiplied by the Interest of KM in the Partnership as of the effective date.

     Using the cash available for distribution to KM, the Valuation Consultant shall compute a net present value of such distributions as of the effective date based on a discount rate equal to the Yield on KM Units on the effective date. For this purpose, the Yield on KM Units shall equal the rate of return provided to holders of the publicly traded partnership units of Kinder Morgan Energy Partners, L.P. by referring to the cash distribution made during the previous calendar quarter annualized and compared to the average of the daily closing market prices of the KM Units during the sixty (60) trading days prior to the effective date. Such net present value shall be deemed the Appraised Value of the KM Interest.

     On or before the date sixty (60) days after the effective date, Shell shall deliver to the Valuation Consultants and to KM a description of the terms of the Payment Obligation proposed by Shell. The Valuation Consultants shall conduct an evaluation of the net present value of the expected cash distributions as of the effective date from the Payment Obligation as proposed by Shell. Shell shall adjust the terms of the Payment Obligation until in the opinion of the Valuation Consultants the net present value of such Payment Obligation equals the Appraised Value of the

KM Interest. The Valuation Consultants shall compute such net present value of the expected cash distributions from the Payment Obligation, using the same discount rate used to compute the Appraised Value of the KM Interest.

     The Valuation Consultants shall deliver to KM and to Shell the computation of Appraised Value and their valuation of the Payment Obligation (the "Valuation"), no later than the date 120 days after the effective date. During the period through the 160th day after the effective date, Shell agrees to cause the Valuation Consultants to evaluate any suggested modifications to the payment structure of the Payment Obligation that may be provided by KM to Shell. While Shell is not obligated to accept any of such modifications, Shell agrees to consider such modifications and to provide KM with an opportunity to discuss such modifications with Shell and the Valuation Consultants. If Shell and KM are unable to agree as to all aspects of the Payment Obligation on or before the 170th day after the effective date, the Purchase Price shall be payable by Shell in cash.

     (iv) Payment of Purchase Price. Within twenty(20) business days from the delivery of the Valuation, KM shall deliver to Shell a notice of Payment selection. KM shall elect either to receive 100% of the Purchase Price (i) in cash on the closing date of the purchase of its Interest by Shell or (ii) through delivery by Shell or a financially responsible Affiliate of Shell a written Payment Obligation. The option to request a Payment Obligation in lieu of cash is a personal right of KM that is not transferable to any successor. Accordingly, any successor to a KM Interest shall not have the option to accept a Payment Obligation. Shell may in its absolute discretion deliver to such successor payment in cash or if KM has selected payment through Payment Obligation, Shell may elect to pay such successor through delivery of Payment Obligation.

     (v) Payment Obligation. The Payment Obligation shall terminate on the fifteenth Anniversary. At Shell's election, the Payment Obligation shall be evidenced by:

              (A) a  non  operating interest, such  as a  volumetric  production
                  payment,  burdening   one  or  more   specific  CO2  producing
                  properties;

              (B) a  payment  obligation   computed  with  reference  to  a  non
                  operating interest, such as a volumetric production payment, burdening one or more specific CO2 producing properties; or
              (C) such  other  form  of  payment  obligation  mechanism  that is acceptable to both Shell and KM.

                                   ARTICLE XIV
                                  MISCELLANEOUS

     SECTION 14.1  Notices.

     Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally, to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by registered or certified mail or by overnight courier, postage and charges prepaid or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent by registered or certified mail or by overnight courier, charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Partners:

     (a) If to the  Partnership,  to the Partnership at the address set forth in
Section 1.4; and

     (b) If to a Partner, to the address set forth opposite his name on Exhibit A attached hereto.

     SECTION 14.2  Binding Effect.

     Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their successors, transferees, and assigns.

     SECTION 14.3  Construction.

     Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner. The terms of this Agreement are intended to embody the economic relationship among the Partners and shall not be subject to modification by, or be conformed with, any actions by the Internal Revenue Service except as this Agreement may be explicitly so amended and except as may relate specifically to the filing of tax returns.

     SECTION 14.4  Headings.

     Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision.

     SECTION 14.5  Severability.

     Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any General Partner or Interest Holder to lose the benefit of its economic bargain.

     SECTION 14.6  Incorporation by Reference.

     Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

     SECTION 14.7  Further Action.

     Each Partner, upon the request of any General Partner, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

     SECTION 14.8  Governing Law.

     The laws of the State of Texas shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners, without regard to the rules regarding conflict of laws.

     SECTION 14.9 Waiver of Action for Partition; Action for Partnership Accounting.

     Each of the Partners irrevocably waives any right that he may have to maintain any action for partition with respect to any of the Property. To the fullest extent permitted by law, each Partner covenants that it will not (except with the consent of the General Partner) file an action seeking a Partnership accounting.

     SECTION 14.10  Counterpart Execution.

     This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     SECTION 14.11  Specific Performance.

     Each Partner agrees with the other Partners that the other Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Partners may be entitled, at law or in equity, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

     SECTION 14.12  Waiver of Jury Trial.

     The General Partner and the Interest Holders irrevocably waive to the extent permitted by law all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

     SECTION 14.13  Consent to Jurisdiction.

     The General Partner and Interest Holder (i) irrevocably submit to the jurisdiction of any Texas court or Federal court sitting in Houston, Texas in any action arising out of this Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     SECTION 14.14  Arbitration Provision.

     Any dispute between any two or more Partners or between the Partnership and one or more Partners shall be resolved by binding arbitration conducted in accordance with the terms of the Arbitration Protocol attached hereto as Exhibit D.

     SECTION 14.15  Damages.

     No Partner shall have liability to the Partnership or any other Person, for punitive, exemplary, or consequential damages.

     IN WITNESS WHEREOF, the parties have entered into this First Amended and Restated Agreement of Limited Partnership as of the day first above set forth.

                                GENERAL PARTNER:

                                SHELL CO2 GENERAL LLC


                                By:     /s/ R.T. Bradley
                                        ----------------------------
                                Its:    President
                                        ----------------------------








                        THIS IS A SIGNATURE PAGE TO THE
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                             Shell CO2 COMPANY, LTD.
                    AND IS EXECUTED BY THE PARTY NAMED ABOVE

                                LIMITED PARTNER:


                                KINDER MORGAN CO2, LLC
                                By: Kinder Morgan Operating L.P. "A",
                                    its sole member and manager

                                    By:  Kinder   Morgan   G.P., Inc., its
                                         sole general partner



                                         By:/s/ William V. Morgan
                                            --------------------------------
                                            William V. Morgan, Vice Chairman



















                        THIS IS A SIGNATURE PAGE TO THE
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                             Shell CO2 COMPANY, LTD.
                    AND IS EXECUTED BY THE PARTY NAMED ABOVE

                                  LIMITED PARTNER:


                                  SHELL CO2 LLC

                                  By:   /s/ M. G. Brookshier
                                        ----------------------------
                                  Its:  President
                                        ----------------------------




















                       THIS IS A SIGNATURE PAGE TO THE
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                             Shell CO2 COMPANY, LTD.
                    AND IS EXECUTED BY THE PARTY NAMED ABOVE

                                    EXHIBIT A

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             SHELL CO2 COMPANY, LTD.

                                    Partners

Names and
Addresses                       Capital Contributions  Interests
---------                       ---------------------  ---------

General Partner

Shell CO2 General  LLC          See Master Agreement Two Percent (2%)
200 N. Dairy Ashford
P. O. Box 576
Houston, Texas
Attn:  R. T. Bradley
Phone:   281/544-2292
Fax:     281/544-3841

Limited Partners

Kinder Morgan CO2, LLC          See Master Agreement Twenty Percent (20%)
1301 McKinney Street, Suite 3450
Houston, Texas 77010
Attn:  William V. Morgan
Phone:   713/844-9500
Fax:     713/844-9570

Shell CO2 LLC                   See Master Agreement Seventy-eight Percent (78%)
800 Wilshire Blvd.
12th Floor
Los Angeles, CA  90017
Attn:  M. G. Brookshier
Phone:   213/623-7183
Fax:     213/623-8883

                                    EXHIBIT B

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             SHELL CO2 COMPANY, LTD.

                 PROCEDURES FOR COMPUTING INITIAL ADJUSTMENT AMOUNT

Accounting

     Within 90 days after the date of the Agreement ("Closing Date"), each of KM and Shell shall deliver to the other an accounting of the Initial Adjustment Amount, which shall be computed as provided in this Exhibit B. The Initial Adjustment Amount for each of Shell and KM shall equal the results from operations (i.e. the difference between revenues and expenses) of each of Shell and KM (and their respective Affiliates as required to capture the accounting data for the assets and operations initially contributed to the Partnership) covering the period from January 1, 1998 to the last day of the month prior to the Closing Date ("Accounting Period"). Revenues and expenses shall be computed in accordance with GAAP on the basis consistent with prior periods and shall not include any sales of CO2, transportation charges or other fees between Shell and KM. All overhead expenses associated with the assets contributed to the Partnership shall be computed using costs and methods consistent with those included in the five-year Operating Budget.

Review and Audit of Computation

     Within 90 days after Closing Date the Shell and KM Parties shall exchange their computations of the Initial Adjustment Amount, following which there shall be up to a 30 day review period. Each party at its own expense shall have 120 days to review and audit the other's computation. Such audit shall be conducted so as to cause a minimum of inconvenience to the audited party. In the event any dispute arises from the audits, the dispute shall be resolved in accordance with
Section 14.14.

                                    EXHIBIT C

                             FIRST AMENDED AND RESTATED
                         AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             SHELL CO2 COMPANY, LTD.

              LIST OF SERVICES PROVIDED BY AFFILIATES OF GENERAL PARTNER

Accounting
     (General, Revenue, Property, SEC reporting)
Auditing
     (Internal, Joint Venture, Vendor)
Financial
      (Planning,Forecasting,Analysis)
Treasury
     (Cash administration)
Tax
     (Property,  Severance,  Federal Income,  State, Excise and Other)
Law/Legal
     (Transactions,litigation)
Human Resources
     (Staff Development and training, Salary and Benefits administration, regulatory/EEOC, personnel administration)
External Affairs
     (Public, Government, Community)
Health, Safety, and Environment
     (Audits,  Regulatory  Compliance  assessments,   Training, Regulatory/
     Permitting administration)
Information Technology
     (Computing Hardware, Software, and Systems, Training, Knowledge/ Intelligence)Facilities/Services (Offices, Furnishings, Supplies/Utilities)
Purchasing
     (Procurement,    Supply   Chain   Management,    Warehouse administration)
Engineering
     (Pipeline, E&P, Drilling, Surface, Subsurface, Other)
Operations
     (Pipeline, E&P, Drilling, Surface, Other)
Land
     (Lease/Agreement   administration,    Royalty   Relations, Ownership
     Determination)
Technology Services
     (E&P and CO2 related technologies, Patents/Licensing)
Marketing
     (Contract Negotiation/Development/Administration, Industry Intelligence, Marketing Events/Tools/ Give-aways)
Insurance
     (Procurement, Risk Management and related matters)

                                    EXHIBIT D

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             SHELL CO2 COMPANY, LTD.

                              ARBITRATION PROTOCOL

                                SCHEDULE 1.3 (a)

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             SHELL CO2 COMPANY, LTD.

     Shell Oil Company and its Affiliates have entered into certain contracts with third parties related to the ownership and operation of certain assets and related businesses other than the Partnership Assets ("Excluded Ventures"). In connection with the ownership and operation of these Excluded Ventures, Shell Oil Company and its Affiliates, which for this purpose includes the Partnership, are subject to various restrictions regarding the conduct of activities within the scope of operations of the business activities of these Excluded Ventures. Except as provided in this Schedule 1.3(a), the Key Employees, are not aware of any restriction to the activities of the Partnership as provided in the Operating Budget. The Key Employees are not aware of any business purpose of these Excluded Ventures that when implemented would materially restrict or materially adversely affect the implementation of the business of the Partnership described in the Operating Budget. However, such Excluded Ventures may now be conducting, or may in the future conduct, activities that are related to their respective businesses but that would overlap with the business purpose of the Partnership.

The Excluded Ventures are:

Altura Energy Ltd.
Aera Energy LLC
Coral Energy, L.P.
*["Eastco"], L.L.C.
Equilon Enterprises LLC
*[Meridian Resource Corporation]
Tejas Gas Corporation

*Not final name

     The following is a list of restrictions on the activities of the Partnership as known by the Key Employees:

     1. Potential requirement to obtain consent of Eera before the Partnership conducts any activities in the state of California.

     2. As imposed by Altura, prohibition on the Partnership operating any oil and gas field, including CO2 enhanced recovery operations in the Permian Basin as such area is defined in the organization documents of Altura.

                                SCHEDULE 1.9 (c)

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             SHELL CO2 COMPANY, LTD.


The Excluded Ventures are:

Altura Energy Ltd.
Aera Energy LLC
Coral Energy, L.P.
*["Eastco"], L.L.C.
Equilon Enterprises LLC
*[Meridian Resource Corporation]
Tejas Gas Corporation

*Not final name